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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                               RESPIRONICS, INC.,

                                   RIGA, INC.

                                      and

                         HEALTHDYNE TECHNOLOGIES, INC.

                         Dated as of November 10, 1997






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

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I  THE MERGER..........................................................1

 1.1.  The Merger..............................................................1

ARTICLE II  CONDITIONS.........................................................2

 2.1.  Mutual Conditions.......................................................2

 2.2.  Respironics Conditions..................................................2

 2.3.  Healthdyne Conditions...................................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF HEALTHDYNE......................6

 3.1.  Organization............................................................6

 3.2.  Capitalization..........................................................6

 3.3.  Subsidiaries............................................................6

 3.4.  Joint Ventures, etc.....................................................7

 3.5.  Corporate Authority; Absence of Violation...............................7

 3.6.  Exchange Act Reports and Financial Statements...........................8

 3.7.  Absence of Certain Changes..............................................8

 3.8.  Taxes...................................................................8

 3.9.  Employee Contracts and Plans............................................9

 3.10. Material Contracts and Activities Since September 30, 1997..............9

 3.11.  Litigation and Other Proceedings......................................10

 3.12.  Compliance with Laws; Regulatory Matters..............................10

 3.13.  Environmental Matters.................................................10

 3.14.  Insurance.............................................................11

 3.15.  Intellectual Property.................................................11

 3.16.  Takeover Statutes.....................................................12

 3.17.  Healthdyne Rights Agreements..........................................12

 3.18.  Accounting and Tax Matters............................................12

 3.19.  Proxy Statement/Prospectus, etc.......................................12

 3.20.  Investment Banker's Opinion...........................................13

 3.21.   Investigation by Healthdyne..........................................13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF RESPIRONICS.....................13

 4.1.  Organization...........................................................13

 4.2.  Capitalization.........................................................13

 4.3. Subsidiaries............................................................14

 4.4.  Corporate Authority; Absence of Violation..............................14

 4.5.  Exchange Act Reports and Financial Statements..........................15

 4.6.  Absence of Certain Changes.............................................15

 4.7.  Taxes..................................................................15

 4.8.  Employee Contracts and Plans...........................................16

 4.9.  Litigation and Other Proceedings.......................................17

 4.10.  Compliance with Laws; Regulatory Matters..............................17

 4.11.  Environmental Matters.................................................17

 4.12.  Insurance.............................................................18

 4.13.  Intellectual Property.................................................18

 4.14.  Accounting and Tax Matters............................................19

 4.15.  Proxy Statement/Prospectus, etc.......................................19

 4.16.  Investment Banker's Opinion...........................................19

 4.17.  Investigation by Respironics..........................................19

ARTICLE V  CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME.....................20

 5.1.  Conduct of Business in Ordinary Course.................................20

 5.2.  Conduct of Respironics Business in Ordinary Course.....................21

ARTICLE VI  COVENANTS AND ACTIONS PENDING THE EFFECTIVE TIME..................22

 6.1.  Securities Registration and Disclosure.................................22

 6.2.  Regulatory Clearances and Approvals....................................22

 6.3.  Shareholders' Meetings.................................................22

 6.4. Affiliates' Agreements..................................................23

 6.5.  Public Announcements...................................................23

 6.6.  Notice of Certain Events...............................................23

 6.7.  All Reasonable Best Efforts............................................24

 6.8.  Healthdyne Acquisition Proposals.......................................24

 6.9.  Transactions Involving Respironics.....................................25

 6.10.  Access and Information................................................26

ARTICLE VII  AMENDMENT, WAIVER AND TERMINATION................................26

 7.1.  Amendment..............................................................26

 7.2.  Waiver.................................................................27

 7.3.  Termination............................................................27

 7.4.  Effect of Termination..................................................28

 7.5.  Respironics Fee........................................................28

 7.6.  Healthdyne Fee.........................................................29

 7.7.  Arbitration of Disputes Regarding Adverse Regulatory Condition Notice..31

ARTICLE VIII  MISCELLANEOUS PROVISIONS........................................32

 8.1.  Closing and Effective Time.............................................32

 8.2.  Confidentiality........................................................32

 8.3.  Entire Agreement.......................................................32

 8.4.  Counterparts; Headings.................................................32

 8.5.  Further Assurances.....................................................32

 8.6.  Communications.........................................................32

 8.7.  Expenses...............................................................33

 8.8.  Brokers................................................................34

 8.9.  Survival...............................................................34

 8.10.  Successors and Assigns; No Third Party Beneficiaries..................34

 8.11.  Governing Law.........................................................34

ARTICLE IX  POST-EFFECTIVE TIME COVENANTS.....................................34

 9.1.  Indemnification of Healthdyne Directors and Officers...................34

 9.2.  Healthdyne Stock Option................................................35

 9.3.  Respironics Benefit Plans..............................................36

 9.4.  Transition Team........................................................37

 9.5.  Nominees to Respironics Board..........................................37

 9.6.  Stipulation Regarding Litigation.......................................38

 9.7.  Directors and Officers Letters.........................................38



Appendix A  Agreement and Plan of Merger
Appendix B  Individuals to Enter Into Employment Agreements
Appendix C  Form of Employment Agreements
Appendix D  Form of Matria Letter
Appendix E  Individuals to Enter Into Consulting Agreements
Appendix F  Employees and Directors Whose Agreements will be Honored After
            Effective Time
Appendix G  Form of Stipulation Regarding Litigation
Appendix H  Form of Healthdyne Directors and Officers Letter
Appendix I  Form of Respironics Directors and Officers Letter

                            INDEX OF DEFINED TERMS
                            ----------------------

Term                                                                     Section
----                                                                     -------

AAA Rules..............................................................   7.7(a)
Adverse Regulatory Condition Notice....................................      6.6
Agreement..............................................................   Para 1
Apria Contract.........................................................      3.1
Arbitrator.............................................................   7.7(b)
Binding Arbitration....................................................   7.7(a)
Claim..................................................................   9.1(a)
Closing................................................................      8.1
Code...................................................................   Para 4
Confidentiality Agreements.............................................     6.10
Consulting Agreements..................................................   9.2(d)
D&O Insurance..........................................................   9.1(d)
Determination Date.....................................................      7.3
Effective Time.........................................................      8.1
ERISA..................................................................      3.9
Exchange Act...........................................................      3.6
Exchange Ratio.........................................................      1.1
Former Property........................................................     3.13
GBCC...................................................................     3.16
Hazardous Substances...............................................3.13 and 4.11
Healthdyne.............................................................   Para 1
Healthdyne Acquisition Proposal........................................      6.8
Healthdyne Affiliates..................................................      6.4
Healthdyne Business Combination........................................      7.5
Healthdyne Common Stock................................................      1.1
Healthdyne Continuing Directors........................................      9.5
Healthdyne Disclosure Letter........................................... Art  III
Healthdyne Employee Benefit Plans......................................      3.9
Healthdyne Entity......................................................     3.13
Healthdyne Fee.........................................................      7.6
Healthdyne Intellectual Property Rights................................     3.15
Healthdyne Joint Ventures..............................................      3.4

Healthdyne Material Adverse Effect.....................................      3.1
Healthdyne Option Plans................................................      3.2
Healthdyne Preferred Stock.............................................      3.2
Healthdyne Reports.....................................................      3.6
Healthdyne Rights Plan.................................................      3.2
Healthdyne Section 6.9(a) Statement of Intention.......................      6.9
Healthdyne Subsidiaries................................................      3.3
Healthdyne Third-Party Intellectual Property Rights....................     3.15
HSR Act................................................................   2.1(b)
Issue..................................................................   7.7(a)
Indemnified Party......................................................   9.1(a)
Matria.................................................................      2.2
Matria Letter..........................................................      2.2
Matria License Agreement...............................................      2.2
Matria Services Agreement..............................................      2.2
Merger.................................................................      1.1
Merger Agreement.......................................................      1.1
Merger Shares..........................................................      6.4
Merger Subsidiary......................................................   Para 1
Merger Subsidiary Common Stock.........................................      1.1
NASD...................................................................      2.1
NMS....................................................................      2.1
Notice of Dispute......................................................   7.7(a)
Outstanding Healthdyne Options.........................................      3.2
Outstanding Respironics Options........................................      5.2
Participation Facility.............................................3.11 and 4.11
Present Property.......................................................     3.13
Proxy Statement/Prospectus.............................................      2.1
Registration Statement.................................................      6.1
Regulatory Condition or Requirement....................................   1.1(b)
Respironics............................................................   Para 1
Respironics Acquisition Proposal.......................................      6.9
Respironics Affiliates.................................................      6.4
Respironics Business Combination.......................................      7.6
Respironics Common Stock...............................................      1.1
Respironics Disclosure Letter..........................................  Art  IV

Respironics Employee Benefit Plans.....................................      4.8
Respironics Entity.....................................................     4.11
Respironics Fee........................................................      7.5
Respironics Intellectual Property Rights...............................     4.13
Respironics Material Adverse Effect....................................      4.1
Respironics Option Plans...............................................      5.2
Respironics Reports....................................................      4.5
Respironics Rights Agreement...........................................      5.2
Respironics Subsidiaries...............................................      4.3
Respironics Third-Party Intellectual Property Rights...................     4.13
Restricted Period......................................................      6.4
SEC....................................................................      2.1
Section 6.9(a) Agreement...............................................      6.9
Section 6.9(a) Notice..................................................      6.9
Securities Act.........................................................      2.1
Shareholders' Meetings.................................................      6.3
Significant Healthdyne Subsidiary......................................      7.3
Significant Respironics Subsidiary.....................................      7.6
Significant Subsidiary.................................................      7.5
Stock Option Exchange Agreement........................................   9.2(b)
Substitute Option......................................................   9 2(a)
Surviving Corporation..................................................      1.1
Takeover Statute.......................................................     3.16
Transition Team........................................................      9.4
Unexercisable Option...................................................   9.2(b)

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT dated as of November 10, 1997 (the "Agreement") by and among RESPIRONICS, INC., a Delaware corporation ("Respironics"), RIGA, INC., a Georgia corporation ("Merger Subsidiary"), and HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation ("Healthdyne"),


                             W I T N E S S E T H :
                             -------------------

     WHEREAS, Merger Subsidiary and Healthdyne desire to merge in the manner provided for herein;

     WHEREAS, the respective Boards of Directors of Respironics, Merger Subsidiary and Healthdyne have determined that the merger of Merger Subsidiary with and into Healthdyne (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interest of their respective stockholders;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests";

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:


                                   ARTICLE I

                                   THE MERGER
                                   ----------

     1.1.  The Merger.  The reorganization contemplated by this Agreement is the
           ----------
merger of Merger Subsidiary with and into Healthdyne (the "Merger") pursuant to the Agreement and Plan of Merger attached hereto as Appendix A (the "Merger Agreement"). As provided in the Merger Agreement, at the Effective Time (as defined in Section 8.1 hereof) Merger Subsidiary will be merged with and into Healthdyne, which will be the surviving corporation (the "Surviving Corporation"). In the Merger, (a) each outstanding share of Common Stock, par value $0.01 per share, of Healthdyne ("Healthdyne Common Stock") will be converted into shares of Common Stock, par value $0.01 per share, of Respironics ("Respironics Common Stock") (with cash in lieu of any fractional share) as provided in the Merger Agreement (the number of shares of Respironics Common Stock into which shares of Healthdyne Common Stock will be converted being referred to as the "Exchange Ratio") and (b) each outstanding share of Common Stock, par value $0.01 per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") will be converted into one share of Common Stock, par value $0.01 per share, of the Surviving Corporation, which shall be held by Respironics.

                                   ARTICLE II

                                   CONDITIONS
                                   ----------

     2.1.  Mutual Conditions.  The respective obligations of each party to
           -----------------
effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a)  Shareholder Approval.  This Agreement and the Merger Agreement
               --------------------
     shall have been approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Healthdyne Common Stock and the issuance of shares of Respironics Common Stock in connection with the Merger shall have been approved by the holders of at least a majority of the shares of Respironics Common Stock present in person or represented by proxy and entitled to vote at the Respironics Shareholders' Meeting described in Section 6.3, a quorum being present.

          (b)  Regulatory Clearances and Approvals.  The waiting period
               -----------------------------------
     applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated; any other Federal, state, local or foreign regulatory clearances and approvals necessary to the consummation of the Merger shall have been obtained; and all other waiting periods imposed by any Federal, state, local and foreign governmental authority in connection therewith shall have expired. None of such regulatory clearances or approvals shall contain or impose any conditions or requirements, including without limitation requirements relating to divestiture of product lines, manufacturing operations, one or more subsidiaries or divisions or any other material assets or require Respironics to sell or license any rights to any of its tangible or intangible properties or those of the combined entities (a "Regulatory Condition or Requirement"), which Respironics in its reasonable business judgment considers to be materially adverse to the best interests of the combined entities. No action or suit to enjoin or prohibit the Merger shall have been filed by any Federal, state, local or foreign governmental authority under Federal, state, local or foreign antitrust or similar laws, which action or suit has not been dismissed or otherwise terminated in a manner reasonably satisfactory to Respironics.

          (c)  Securities Act Registration.  The Registration Statement
               ---------------------------
     contemplated by Section 6.1 hereof shall have been filed by Respironics with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and shall have been declared effective prior to the time the joint proxy statement/prospectus contained therein (the "Proxy Statement/Prospectus") is first mailed to the shareholders of Healthdyne and Respironics, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued nor any proceeding therefor initiated or threatened. In addition, the shares of Respironics Common Stock to be issued pursuant to the Merger Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such stock and its distribution to the shareholders of Healthdyne entitled to receive it.

          (d)  NASD Quotation.  The National Association of Securities Dealers,
               --------------
     Inc. ("NASD") shall have approved for quotation on the NASD National Market System ("NMS"), upon official notice of issuance, all of the shares of Respironics Common Stock to be issued in the Merger.

     2.2.  Respironics Conditions.  The obligations of Respironics to effect the
           ----------------------
Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a)  Representations and Warranties; Performance of Obligations.
               ----------------------------------------------------------
     Except as otherwise consented to in writing by Respironics or contemplated by this Agreement, the representations and warranties of Healthdyne contained herein shall be true and correct as of the date hereof and as of the date of the Closing as though made on such date, except that any representation or warranty which specifically relates to an earlier date shall be true and correct in all material respects as of such earlier date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate reasonably be expected to have a Target Material Adverse Effect; Healthdyne shall have performed or complied in all material respects with all agreements, covenants and conditions under this Agreement and the Merger Agreement required to be performed or complied with by Healthdyne at or prior to the Closing; and Respironics shall have received a certificate to each of the foregoing effects signed by the principal executive officer and the principal accounting and financial officers of Healthdyne.

          (b)  Accounting Treatment.  The Merger shall as of the date of the
               --------------------
     Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and Respironics shall have received a letter from Ernst & Young LLP in form and substance reasonably satisfactory to Respironics as to the foregoing matters.

          (c)  Affiliates' Agreements.  Respironics shall have received from
               ----------------------
     each of the persons identified by Healthdyne pursuant to Section 6.4(a) hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

          (d)  Legal Opinion.  Respironics shall have received from Skadden,
               -------------
     Arps, Slate, Meagher & Flom LLP and/or Troutman Sanders LLP, counsel for Healthdyne, one or more customary opinions dated the date of the Closing and in form and substance reasonably satisfactory to Respironics as to such matters related to this Agreement, the Merger Agreement and the transactions contemplated thereby as Respironics may reasonably request.

          (e)  Orders, etc.  Neither Respironics nor Healthdyne shall be subject
               -----------
     to any order, decree or injunction of any court or agency of competent jurisdiction which enjoins, prohibits or materially adversely affects the Merger or to any pending or threatened litigation or proceeding by governmental authority or agency which seeks to enjoin or prohibit the Merger or to impose material damages on either party or any of Respironics directors or officers by reason thereof.

          (f)  Employment Agreements and Related Agreements.  Each of the
               --------------------------------------------
     Employment Agreements and related agreements executed on or before the date of this Agreement by the individuals identified on Appendix B attached hereto in substantially the forms attached hereto as Appendix C shall not have been terminated, repudiated or breached by the individual party thereto, except in the case of termination due to death or disability of the individual party thereto as provided in the applicable Employment Agreement and related agreements.

          (g)  Matria Agreement.  The letter agreement substantially in the form
               ----------------
     of Appendix D attached hereto executed on or before the date of this Agreement (the "Matria Letter") by Matria Healthcare, Inc., successor to Healthdyne, Inc. ("Matria") relating to the Tradename License Agreement between Matria and Healthdyne dated April 21, 1995 (the "Matria License Agreement") and the Corporate Services Agreement between Matria and Healthdyne dated April

     21, 1995 (the "Matria Services Agreement") shall not have been terminated, repudiated or breached by Matria.

          (h)  Federal Tax Opinion.  There shall have been received by
               -------------------
     Respironics an opinion of Reed Smith Shaw & McClay LLP, to the effect that:

                (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Respironics, Merger Subsidiary and Healthdyne will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               (ii) No gain or loss will be recognized by Respironics, Merger Subsidiary or Healthdyne as a result of the Merger;

               (iii) Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the shareholders of Healthdyne who receive solely Respironics Common Stock on the exchange of their shares of Healthdyne Common Stock for shares of Respironics Common Stock;

               (iv) The basis of the shares of Respironics Common Stock to be received by the shareholders of Healthdyne will be the same as the basis of the shares of Healthdyne Common Stock exchanged therefor; and

                (v) The holding period of the shares of Respironics Common Stock to be received by the shareholders of Healthdyne will include the period during which the Healthdyne Common Stock surrendered in exchange therefor was held by the Healthdyne shareholder, provided such Healthdyne Common Stock was held as a capital asset in the hands of the Healthdyne shareholder at the time of the exchange.

     2.3.  Healthdyne Conditions.  The obligations of Healthdyne to effect the
           ---------------------
Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a)  Representations and Warranties; Performance of Obligations.
               ----------------------------------------------------------
     Except as otherwise consented to in writing by Healthdyne or contemplated by this Agreement, the representations and warranties of Respironics contained herein shall be true and correct as of the date hereof and as of the date of the Closing as though made on such date, except that any representation or warranty which specifically relates to an earlier date shall be true and correct in all material respects as of such earlier date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate reasonably be expected to have a Respironics Material Adverse Effect; Respironics shall have performed or complied in all material respects with all agreements, covenants and conditions under this Agreement and the Merger Agreement required to be performed or complied with by Respironics at or prior to the Closing; and Healthdyne shall have received a certificate to each of the foregoing effects signed by the principal executive officer and the principal accounting and financial officers of Respironics.

          (b)  Accounting Treatment.  Healthdyne shall be eligible as of the
               --------------------
     date of the Closing for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and Healthdyne shall have received a letter from KPMG Peat

     Marwick LLP in form and substance reasonably satisfactory to Healthdyne as to the foregoing matters.

          (c)  Affiliates' Agreements.  Healthdyne shall have received from each
               ----------------------
     of the persons identified by Respironics pursuant to Section 6.4(b) hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

          (d)  Legal Opinion.  Healthdyne shall have received from Reed Smith
               -------------
     Shaw & McClay LLP, counsel for Respironics, a customary opinion dated the date of the Closing and in form and substance reasonably satisfactory to Healthdyne as to such matters related to this Agreement, the Merger Agreement and the transactions contemplated thereby as Healthdyne may reasonably request.

          (e)  Orders, etc.  Neither Respironics nor Healthdyne shall be subject
               -----------
     to any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or to any pending or threatened litigation or proceeding by any government authority or agency which seeks to enjoin or prohibit the Merger or to impose material damages on either party or any of Healthdyne's directors or officers by reason thereof.

          (f)  Federal Tax Opinion.  There shall have been received by
               -------------------
     Healthdyne an opinion of Skadden, Arps, Slate, Meagher & Flom LLP or Troutman Sanders LLP, to the effect that:

                (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Respironics, Merger Subsidiary and Healthdyne will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               (ii) No gain or loss will be recognized by Respironics, Merger Subsidiary or Healthdyne as a result of the Merger;

               (iii) Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the shareholders of Healthdyne who receive solely Respironics Common Stock on the exchange of their shares of Healthdyne Common Stock for shares of Respironics Common Stock;

               (iv) The basis of the shares of Respironics Common Stock to be received by the shareholders of Healthdyne will be the same as the basis of the shares of Healthdyne Common Stock exchanged therefor; and

                (v) The holding period of the shares of Respironics Common Stock to be received by the shareholders of Healthdyne will include the period during which the Healthdyne Common Stock surrendered in exchange therefor was held by the Healthdyne shareholder, provided such Healthdyne Common Stock was held as a capital asset in the hands of the Healthdyne shareholder at the time of the exchange.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF HEALTHDYNE
                  --------------------------------------------

     Healthdyne represents and warrants to Respironics that, except in each case as disclosed in a letter delivered to Respironics on the date of this Agreement (the "Healthdyne Disclosure Letter"):

     3.1.  Organization.  Healthdyne is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Georgia and is duly qualified to do business and in good standing in the United States of America and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the business, operations, assets (taken as a whole), condition (financial or otherwise) or results of operation of Healthdyne and the Healthdyne Subsidiaries, taken as a whole, or Healthdyne's ability to consummate the transactions contemplated by this Agreement (a "Healthdyne Material Adverse Effect"); provided, however, in determining whether a Healthdyne Material Effect
          --------  -------
shall have occurred, no effect or consequence shall be given as to whether Healthdyne is awarded a contract ("Apria Contract") in response to the request for proposal submitted by Apria Healthcare. Healthdyne has full corporate power and legal authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its assets and to transact the business in which it is presently engaged.

     3.2.  Capitalization.  (a)  The authorized capital stock of Healthdyne
           --------------
consists as of the date of this Agreement of (i) 50,000,000 shares of Healthdyne Common Stock, of which 12,869,615 shares were issued and outstanding as of August 1, 1997 and no shares were held in treasury, and (ii) 10,000,000 shares of preferred stock, no par value per share (the "Healthdyne Preferred Stock"), of which no shares are issued or outstanding. All of such issued and outstanding shares are duly and validly authorized and issued, fully paid and nonassessable.

     (b) Except for (i) stock options for 1,621,096 shares of Healthdyne Common Stock outstanding as of October 31, 1997 under Healthdyne's 1993 Stock Option Plan, 1993 Nonemployee Director Stock Option Plan, 1995 Stock Option Plan II and 1996 Stock Option Plan (the "Healthdyne Option Plans"), (ii) stock options exercisable under Healthdyne's 1995 Employee Stock Purchase Plan (together with the options outstanding under the Healthdyne Option Plans, the "Outstanding Healthdyne Options"), and (iii) the Rights Agreement, dated as of May 22, 1995 by and between Healthdyne and SunTrust Bank, Atlanta, as Rights Agent (as amended, the "Healthdyne Rights Plan"), Healthdyne is not a party to or bound by any option, call, warrant, conversion privilege or other agreement obligating Healthdyne at present, at any future time or upon the occurrence of any event to issue or sell any shares of Healthdyne Common Stock or other capital stock of Healthdyne. At the Effective Time, the Outstanding Healthdyne Options shall be treated as provided in Section 9.2 hereof.

     3.3.  Subsidiaries.  (a)  Except as set forth in the Healthdyne Disclosure
           ------------
Letter, Healthdyne owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the corporations listed in the Healthdyne Disclosure Letter (collectively, the "Healthdyne Subsidiaries") and such Healthdyne Subsidiaries constitute all of the material subsidiaries of Healthdyne. Healthdyne has no other direct or indirect subsidiaries. All of the issued and outstanding capital stock of the Healthdyne Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable and is owned by Healthdyne or a Healthdyne Subsidiary free and clear of any liens, security interests, encumbrances, restrictions or other rights of any third person with respect thereto. There are no options, calls, warrants, conversion privileges or other agreements obligating any Healthdyne Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock.

     (b) Each Healthdyne Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation or formation. Each Healthdyne Subsidiary is duly qualified to do business and in good standing in the United States of America and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to be so qualified would, individually or in the aggregate, have a Healthdyne Material Adverse Effect. Each Healthdyne Subsidiary has full corporate power and legal authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its assets and to transact the business in which it is presently engaged.

     3.4.  Joint Ventures, etc..  Except as set forth in the Healthdyne
           --------------------
Disclosure Letter, neither Healthdyne nor any Healthdyne Subsidiary is a party to any joint venture, a general or limited partner of any partnership or the owner of any equity or similar interest in any other person (including without limitation any interest pursuant to which Healthdyne or a Healthdyne Subsidiary has or may in any circumstance have an obligation to make a capital contribution to, or be liable for or on account of the liabilities, acts or omissions of, such other person) except (i) Healthdyne's ownership of all the issued and outstanding capital stock of the Healthdyne Subsidiaries, (ii) the ownership of marketable equity securities held as investments in the ordinary course of business and not exceeding 5% of the outstanding shares of any class and (iii) joint venture or other interests disclosed to Respironics in writing on the date hereof (the "Healthdyne Joint Ventures").

     3.5.  Corporate Authority; Absence of Violation.  (a)  The Board of
           -----------------------------------------
Directors of Healthdyne has authorized the execution and delivery by Healthdyne of this Agreement and the Merger Agreement, has authorized the performance by Healthdyne of this Agreement, has directed or will direct that this Agreement and the Merger Agreement be submitted to the shareholders of Healthdyne for their approval and, subject to such approval, has authorized the performance by Healthdyne of the Merger Agreement.

     (b) Healthdyne has the full power, authority and legal right to enter into this Agreement and the Merger Agreement, to perform its obligations hereunder and, subject to the approval of its shareholders and regulatory authorities, to perform its obligations under the Merger Agreement. This Agreement and the Merger Agreement have been duly and validly executed and delivered by Healthdyne, and this Agreement constitutes, and subject to the approval of its shareholders and approval and/or clearance from regulatory authorities the Merger Agreement constitutes, a valid and binding obligation of Healthdyne enforceable against Healthdyne in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws of general application affecting creditors' rights or by the application by a court of equitable principles.

     (c) Except as set forth in the Healthdyne Disclosure Letter, neither the execution and delivery by Healthdyne of this Agreement or the Merger Agreement, compliance by Healthdyne with any provision hereof nor, subject to the approval of its shareholders and regulatory authorities, compliance by Healthdyne with any provision of the Merger Agreement will (i) violate any provision of the Articles of Incorporation or By-Laws of Healthdyne, (ii) conflict with or result in a breach of or default under any agreement, obligation or instrument to which Healthdyne or any Healthdyne Subsidiary is a party or by which any of them is bound or to which any of their properties or assets is subject or (iii) violate any order or decree of any court or governmental authority or any statute, rule or regulation applicable to Healthdyne, any Healthdyne Subsidiary or any of their properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, defaults or violations which would not reasonably be expected to have a Healthdyne Material Adverse Effect.

     3.6.  Exchange Act Reports and Financial Statements.  Healthdyne has
           ---------------------------------------------
delivered to Respironics (i) Healthdyne's Annual Report on Form 10-K for the year ended December 31, 1996 containing consolidated balance sheets of Healthdyne at December 31, 1996 and 1995 and consolidated statements of earnings, shareholders' equity and cash flows of Healthdyne for the three years ended December 31, 1996, all certified by KPMG Peat Marwick LLP, independent auditors, (ii) Healthdyne's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997 containing unaudited consolidated balance sheets of Healthdyne as of such dates and unaudited consolidated statements of earnings and cash flows of Healthdyne for the interim periods reflected therein and (iii) any Current Reports on Form 8-K filed by Healthdyne since June 30, 1997 (collectively, the "Healthdyne Reports"). All Healthdyne Reports as of their respective dates (i) comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such financial statements, including the related notes and schedules, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as indicated therein) and fairly present the consolidated financial condition, assets and liabilities of Healthdyne at the dates thereof and the consolidated results of operations, shareholders' equity and cash flows of Healthdyne for the periods stated therein, subject, in the case of the interim financial statements, to normal and recurring year-end audit adjustments and except that the interim financial statements do not contain all of the notes required by generally accepted accounting principles.

     3.7.  Absence of Certain Changes.  Since September 30, 1997 there has not
           --------------------------
been any material adverse change in the condition, financial or otherwise, or in the assets, liabilities or business of Healthdyne and the Healthdyne Subsidiaries taken as a whole.

     3.8.  Taxes.  (a) The Federal income tax returns of Healthdyne and the
           -----
Healthdyne Subsidiaries have either been audited by the Internal Revenue Service or closed by statute for all periods beginning prior to January 1, 1993. All taxes, deficiencies, interest and penalties which are reflected as due under such returns or which have been assessed as a result of such audits have been paid in full, and there are no outstanding agreements to extend periods during which additional assessments may be made.

     (b) Federal income tax returns of Healthdyne and the Healthdyne Subsidiaries for all periods beginning before January 1, 1997 have been timely filed. Such returns are accurate in all material respects, and to the best of Healthdyne's knowledge there is no material proposed deficiency, assessment, penalty or delinquency with respect to any of such returns or any of the taxes reflected as due and payable thereby. All taxes, deficiencies, interest and penalties which are reflected as due under such returns or which have been assessed as a result of audits thereof have either been paid in full or have been accrued or adequately reserved against in the financial statements contained in Healthdyne's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     (c) All required Federal income tax returns of any Healthdyne Joint Venture and all returns in respect of all other Federal, state and local taxes of any kind required to be filed by Healthdyne, any Healthdyne Subsidiary or any Healthdyne Joint Venture have been timely filed, and all taxes, interest and penalties due in respect thereof have been paid. Such returns are accurate in all material respects, and to the best of Healthdyne's knowledge there is no material proposed deficiency, assessment, penalty or delinquency with respect to any of such returns or any of the taxes reflected as due and payable thereby.

     3.9.  Employee Contracts and Plans.  (a) Except as disclosed in the
           ----------------------------
Healthdyne Reports or the Healthdyne Disclosure Letter, neither Healthdyne nor any U.S. Healthdyne Subsidiary (i) is as of the date hereof a party or subject to any contract of employment with any person who earns a base salary in excess of $50,000 per year which is not terminable at will without penalty (other than standard severance policies offered to all employees generally) or any collective bargaining agreement or (ii) maintains or contributes to any profit sharing, pension, retirement, thrift, savings, incentive compensation, deferred compensation, bonus, stock option, stock purchase, restricted stock, stock appreciation right, performance share, performance unit, severance, salary continuation, holiday, vacation, disability, insurance, medical or other employee benefit, incentive or welfare plan, policy, material contract or material arrangement (collectively, the "Healthdyne Employee Benefit Plans"). Healthdyne has heretofore made available to Respironics copies of all Healthdyne Employee Benefit Plans of Healthdyne and the Healthdyne Subsidiaries, including individual employment contracts and stock option agreements. Except as disclosed in the Healthdyne Reports or the Healthdyne Disclosure Letter, consummation of the Merger will not accelerate the rights of any third party consultant under a consulting agreement with Healthdyne or any Healthdyne Subsidiary or terminate the rights of Healthdyne or any Healthdyne Subsidiary under any such consulting agreement.

     (b) There are no pending or threatened strikes or labor stoppages involving any employees of Healthdyne or any Healthdyne Subsidiary, nor is Healthdyne or any U.S. Healthdyne Subsidiary aware of any organizing activity seeking to certify a collective bargaining unit or representative for any of such employees.

     (c) All retirement and employee benefit or welfare plans of Healthdyne or any Healthdyne Subsidiary have been maintained and operated in accordance with their terms in all material respects, and all such plans which are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and/or the Code have been maintained and operated in material compliance with all applicable provisions of ERISA and the Code and the regulations thereunder and are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations thereunder or to any outstanding liability to the Pension Benefit Guaranty Corporation (other than for routine premium payments). No "prohibited transaction" has occurred and is continuing with respect to any such plan, nor has any "reportable event" occurred in respect thereof (with respect to which the 30-day notice period has not been waived), as such terms are defined in ERISA and the regulations thereunder, and, except as set forth in the Healthdyne Disclosure Letter, no such plan is a "Multiemployer Plan" or a "Multiple Employer Plan", as such terms are defined in ERISA and the regulations thereunder.

     (d) The current value of the assets of each Healthdyne Employee Benefit Plan that is subject to Title IV of ERISA equals or exceeds the present value of the accrued benefits under such plan based upon the actuarial assumptions (to the extent reasonable) presently used by such plan for financial disclosure purposes, and there is no complete or partial withdrawal liability within the meaning of Sections 4205 and 4203 of ERISA (and there would be no such liability assuming a complete or partial withdrawal from all Healthdyne Employee Benefit Plans at the Effective Time) with respect to any such plan. There are no pending or, to the knowledge of Healthdyne, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Healthdyne Employee Benefit Plans or any trusts related thereto.

     3.10. Material Contracts and Activities Since September 30, 1997.  Except
           ----------------------------------------------------------
as disclosed in the Healthdyne Reports or the Healthdyne Disclosure Letter, since September 30, 1997 neither Healthdyne nor any Healthdyne Subsidiary has become a party or subject to any other contract or agreement or taken or omitted to take any other action which, if entered into, taken or omitted to be taken after the date hereof, would require the consent of Respironics under
Section 5.1 hereof.

     3.11.  Litigation and Other Proceedings.  Except as disclosed in the
            --------------------------------
Healthdyne Reports or the Healthdyne Disclosure Letter, neither Healthdyne nor any Healthdyne Subsidiary is a party or subject to any pending, or to the knowledge of Healthdyne is likely to become a party or subject to any threatened, action, suit, arbitration, administrative proceeding or investigation, or judicial or administrative order, judgment or decree, which individually or in the aggregate will have, or could reasonably be expected to have, a Healthdyne Material Adverse Effect.

     3.12.  Compliance with Laws; Regulatory Matters.  Healthdyne and the
            ----------------------------------------
Healthdyne Subsidiaries are in compliance with all Federal, state, local and foreign laws, rules and regulations, all clearances, approvals, orders, directives and supervisory letters of, and all agreements, memoranda of understanding or similar arrangements with, Federal, state, local and foreign regulatory authorities and all other legal requirements applicable to them or their businesses except where the failure to so comply would not have a Healthdyne Material Adverse Effect. Neither Healthdyne nor any Healthdyne Subsidiary is subject to any order, directive, warning letter or supervisory letter of, or agreement, memorandum of understanding or similar arrangement (including board resolutions adopted at the request of a regulatory authority) with, any Federal, state, local or foreign regulatory authority restricting its operations, restricting it from taking any action or requiring that certain actions be taken, and Healthdyne has no knowledge that any such order, directive, supervisory letter, agreement, memorandum of understanding or similar arrangement is threatened, contemplated or under consideration by any such regulatory authority.

     3.13.  Environmental Matters.  To the knowledge of Healthdyne, (a) no
            ---------------------
Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed of, discharged, released or deposited in violation of any law or regulation or in a manner which would subject Healthdyne or any Healthdyne Subsidiary to liability under any law or regulation at, under or on (i) any property now owned, occupied or leased ("Present Property") by Healthdyne, any Healthdyne Subsidiary, any former subsidiary of Healthdyne or any Healthdyne Joint Venture (each, a "Healthdyne Entity"), (ii) any property previously owned, occupied or leased ("Former Property") by any Healthdyne Entity during the time of such previous ownership, occupancy or lease or (iii) any Participation Facility (as hereinafter defined) during the time that any Healthdyne Entity participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility; and (b) no Healthdyne Entity has disposed of, or arranged for the disposal of, Hazardous Substances in violation of any law or regulation or in a manner which would subject Healthdyne or any Healthdyne Subsidiary to liability under any law or regulation from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances in violation of any law or regulation or in a manner which would subject Healthdyne or any Healthdyne Subsidiary to liability under any law or regulation from a Participation Facility during the time that any Healthdyne Entity participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility.

     As used in this Section 3.13, (a) "Participation Facility" shall mean any property or facility of which any Healthdyne Entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator and (b) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-based fuels.

     3.14.  Insurance.  Healthdyne has heretofore made available to Respironics
            ---------
a summary of all insurance coverages maintained by Healthdyne and the Healthdyne Subsidiaries.

     3.15.  Intellectual Property.  (a) Healthdyne and/or each Healthdyne
            ---------------------
Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of Healthdyne and the Healthdyne Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess
(i) that, individually or in the aggregate, are not reasonably likely to have a Healthdyne Material Adverse Effect or (ii) that relate to claims of Respironics.

     (b) Except as disclosed in the Healthdyne Reports or the Healthdyne Disclosure Letter or as is not reasonably likely to have a Healthdyne Material Adverse Effect:

          (i) Healthdyne and each Healthdyne Subsidiary is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of Healthdyne's obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Healthdyne or any Healthdyne Subsidiary is a party and pursuant to which any of them is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Healthdyne Third-Party Intellectual Property Rights");

          (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, any applications therefor owned by Healthdyne or any Healthdyne Subsidiary (the "Healthdyne Intellectual Property Rights"), any trade secret material to Healthdyne or any Healthdyne Subsidiary, or Healthdyne Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Healthdyne Third Party Intellectual Property Rights by or through Healthdyne or any Healthdyne Subsidiary, are currently pending or, to the knowledge of Healthdyne, are overtly threatened by any person;

          (iii) Healthdyne does not know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Healthdyne or any Healthdyne Subsidiary, infringes on any copyright, patent, trademark, service mark or trade secret of any third party other than Respironics; (B) against the use by Healthdyne or any Healthdyne Subsidiary, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications of any third party other than Respironics used in the business of Healthdyne or any Healthdyne Subsidiary as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any Healthdyne Intellectual Property Rights or other trade secret material to Healthdyne; or (D) challenging the license or legally enforceable right to the use of the Healthdyne Third-Party Intellectual Rights by Healthdyne or any of Healthdyne Subsidiary;

          (iv) to the knowledge of Healthdyne, all patents, registered trademarks and service marks, and copyrights held by Healthdyne and the Healthdyne Subsidiaries are valid, enforceable and subsisting; and

          (v) to the knowledge of Healthdyne, there is no material unauthorized use, infringement or misappropriation of any Healthdyne Intellectual Property Rights by any third party, including any employee or former employee of Healthdyne or any Healthdyne Subsidiary.

     3.16.  Takeover Statutes.  The Board of Directors of Healthdyne has taken
            -----------------
all necessary action, if any, to exempt the Merger and the other transactions contemplated by this Agreement from the provisions of Sections 14-2-1110 et seq. and 14-2-1131 et seq. of the Georgia Business Corporation Code ("GBCC"). No "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statue or regulation (each a "Takeover Statute") or any other applicable anti-takeover provision in Healthdyne's Articles and By-laws is, or at the Effective Time will be, applicable to Healthdyne, the Healthdyne Common Stock, the Respironics Common Stock, the Merger or the other transactions contemplated by this Agreement. All such actions have been duly and validly taken by the Healthdyne Board of Directors and are binding on and enforceable against Healthdyne, except to the extent enforcement is limited by bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws of general application affecting creditors' rights or by the application by a court of equitable principles.

     3.17.  Healthdyne Rights Agreements.  Healthdyne has taken all necessary
            ----------------------------
actions, if any, to ensure that, for the purposes of the Healthdyne Rights Agreement, the execution of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby will not, result in the grant of any rights to any person under the Healthdyne Rights Agreement, or enable or require any outstanding rights to be exercised, distributed or triggered, and that the Rights (as defined in the Healthdyne Rights Agreement) will expire without any further force or effect as of the Effective Time. All such actions have been duly and validly taken by the Healthdyne Board of Directors and are binding on and enforceable against Healthdyne, except to the extent enforcement is limited by bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws of general application affecting creditors' rights or by the application by a court of equitable principles.

     3.18.  Accounting and Tax Matters.  As of the date hereof, neither
            --------------------------
Healthdyne nor any of its affiliates has taken or agreed to take any action, nor does Healthdyne have any knowledge of any fact or circumstance, that would prevent Healthdyne from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     3.19.  Proxy Statement/Prospectus, etc..  None of the information relating
            --------------------------------
to Healthdyne or any Healthdyne Subsidiary contained in the Proxy Statement/Prospectus or in any amendment or supplement thereto, at the time the Registration Statement is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Healthdyne and Respironics or at the dates of the Shareholders' Meetings of Healthdyne and Respironics to consider the Merger, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Healthdyne is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to Healthdyne and the Healthdyne Subsidiaries in any document filed with the SEC or any other regulatory agency in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby shall be true and correct in all material respects.

     3.20.  Investment Banker's Opinion.  The Board of Directors of Healthdyne
            ---------------------------
has received the opinion of Cowen & Company, dated the date hereof, to the effect that, as of the date of such opinion, the terms of the Merger are fair, from a financial point of view, to Healthdyne's shareholders.

     3.21.  Investigation by Healthdyne.  Healthdyne has conducted its own
            ---------------------------
independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of Respironics and its subsidiaries and acknowledges that Healthdyne has been provided access to the personnel, properties, premises and records of Respironics and its subsidiaries for such purpose. In entering into this Agreement, Healthdyne has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and Healthdyne: (a) acknowledges that none of Respironics or any of its respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy of completeness of any of the information provided or made available to Healthdyne or its directors, officers, employees, affiliates, controlling persons, agents or representatives; and (b) agrees, to the fullest extent permitted by law, that none of Respironics or any of its directors, officers, employees, shareholders, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Healthdyne or its directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Healthdyne or its directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply (i) to the extent Respironics makes the specific representations and warranties set forth in this Agreement and (ii) in the case of fraud, willful misrepresentation or willful nondisclosure, but always subject to the limitations and restrictions contained herein.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF RESPIRONICS
                 ---------------------------------------------

     Respironics represents and warrants to Healthdyne that, except in each case as disclosed in a letter delivered to Healthdyne on the date of this Agreement (the "Respironics Disclosure Letter"):

     4.1.  Organization.  Respironics is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Delaware is duly qualified to do business and in good standing in the United States of America and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the business, operations, assets (taken as a whole), condition (financial or otherwise) or results of operation of Respironics and the Respironics Subsidiaries, taken as a whole, or the ability of Respironics to consummate the transactions contemplated by this Agreement (a "Respironics Material Adverse Effect"); provided, however, in determining whether a
                           --------  -------
Respironics Material Adverse Effect shall have occurred, no effect or consequence shall be given to whether Respironics is awarded or denied an Apria Contract. Respironics has full corporate power and legal authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its assets and to transact the business in which it is presently engaged.

     4.2.  Capitalization.  As of the date of this Agreement, the authorized
           --------------
capital stock of Respironics consists of 100,000,000 shares of Respironics Common Stock, of which 19,776,855 shares were issued and outstanding as of August 31, 1997. All of such issued and outstanding shares are, and upon consummation of the Merger the shares of Respironics Common Stock to be issued pursuant to the Merger Agreement will be, duly and validly authorized and issued, fully paid and nonassessable.

     4.3. Subsidiaries.  (a) Respironics owns, directly or indirectly, all of
          ------------
the issued and outstanding shares of capital stock of the corporations listed in the Respironics Disclosure Letter (collectively, the "Respironics Subsidiaries") and such Respironics Subsidiaries constitute all of the material subsidiaries of Respironics. All of the issued and outstanding capital stock of the Respironics Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable and is owned by Respironics free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto. There are no options, calls, warrants, conversion privileges or other agreements obligating any Respironics Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock.

     (b) Each Respironics Subsidiary (including Merger Subsidiary) is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation or formation. Each Respironics Subsidiary is duly qualified to do business and in good standing in the United States of America and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to be so qualified would, individually or in the aggregate, have a Respironics Material Adverse Effect. Each Respironics Subsidiary has full corporate power and legal authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its assets and to transact the business in which it is presently engaged. Prior to the date hereof, Merger Subsidiary has not engaged in any activities other than activities related to its formation and approval of this Agreement, the Merger Agreement and the transactions contemplated hereby.

     4.4.  Corporate Authority; Absence of Violation.  (a) The Board of
           -----------------------------------------
Directors of each of Respironics and Merger Subsidiary and the sole shareholder of Merger Subsidiary has authorized the execution and delivery by Respironics and Merger Subsidiary, respectively, of this Agreement and the Merger Agreement and has authorized the performance by each of Respironics and Merger Subsidiary of this Agreement, and the Board of Directors of Respironics has directed or will direct that the issuance of shares of Respironics Common Stock pursuant to the Merger be submitted to the shareholders of Respironics for their approval and, subject to such approval and to the clearance and/or approval of regulatory authorities, has authorized the performance by Respironics and Merger Subsidiary of the Merger Agreement.

     (b) Each of Respironics and Merger Subsidiary has the full power, authority and legal right to enter into this Agreement and the Merger Agreement to perform its obligations hereunder and, subject to the approval of its shareholders and approval and/or clearance of regulatory authorities, to perform its obligations under the Merger Agreement. This Agreement and the Merger Agreement have been duly and validly executed and delivered by each of Respironics and Merger Subsidiary, and this Agreement constitutes, and subject to the approval of its shareholders and approval and/or clearance of regulatory authorities the Merger Agreement constitutes, a valid and binding obligation of each of Respironics and Merger Subsidiary enforceable against Respironics and Merger Subsidiary in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws of general application affecting creditors' rights or by the application by a court of equitable principles.

     (c) Except as set forth in the Respironics Disclosure Letter, neither the execution and delivery by Respironics or Merger Subsidiary of this Agreement or the Merger Agreement or compliance by

Respironics or Merger Subsidiary with any provision hereof nor, subject to the approval of its shareholders and approval and/or clearance of regulatory authorities, compliance by Respironics or Merger Subsidiary with any provision of the Merger Agreement will (i) violate any provision of the Articles of Incorporation or By-Laws of Respironics or Merger Subsidiary, as the case may be, (ii) conflict with or result in a breach of or default under any agreement, obligation or instrument to which Respironics or any Respironics Subsidiary is a party or by which any of them is bound or to which any of their properties or assets is subject or (iii) violate any order or decree of any court or governmental authority or any statute, rule or regulation applicable to Respironics, any Respironics Subsidiary or any of their properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, defaults or violations which would not reasonably be expected to have a Respironics Material Adverse Effect.

     4.5.  Exchange Act Reports and Financial Statements.  Respironics has
           ---------------------------------------------
delivered to Healthdyne (i) Respironics' Annual Report on Form 10-K for the fiscal year ended June 30, 1997 containing consolidated statements of condition of Respironics at June 30, 1997 and 1996 and consolidated statements of income, changes in shareholders' equity and cash flows of Respironics for the three fiscal years ended June 30, 1997, all certified by Ernst & Young LLP, independent auditors and (ii) any Current Reports on Form 8-K filed by Respironics since June 30, 1997 (collectively, the "Respironics Reports"). All Respironics Reports as of their respective dates (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such financial statements, including the related notes and schedules, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as indicated therein) and fairly present the consolidated financial condition, assets and liabilities of Respironics at the dates thereof and the consolidated results of operations and changes in shareholders' equity and cash flows of Respironics for the periods stated therein, subject, in the case of the interim financial statements, to normal and recurring year-end audit adjustments and except that the interim financial statements do not contain all of the notes required by generally accepted accounting principles.

     4.6.  Absence of Certain Changes.  Since September 30, 1997, there has not
           --------------------------
been any material adverse change in the consolidated financial condition, results of operations or business of Respironics and its Subsidiaries taken as a whole.

     4.7.  Taxes.  (a) The Federal income tax returns of Respironics and the
           -----
Respironics Subsidiaries have either been audited by the Internal Revenue Service or closed by statute for all periods beginning prior to July 1, 1992. All taxes, deficiencies, interest and penalties which are reflected as due under such returns or which have been assessed as a result of such audits have been paid in full, and there are no outstanding agreements to extend periods during which additional assessments may be made.

     (b) Federal income tax returns of Respironics and the Respironics Subsidiaries for all periods beginning before July 1, 1996 have been timely filed. Such returns are accurate in all material respects, and to the best of Respironics' knowledge there is no material proposed deficiency, assessment, penalty or delinquency with respect to any of such returns or any of the taxes reflected as due and payable thereby. All taxes, deficiencies, interest and penalties which are reflected as due under such returns or which have been assessed as a result of audits thereof have either been paid in full or have been accrued or adequately reserved against in the financial statements contained in Respironics' Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     (c) All required Federal income tax returns of any Respironics Joint Venture and all returns in respect of all other Federal, state and local taxes of any kind required to be filed by Respironics, any Respironics Subsidiary or any Respironics joint venture have been timely filed, and all taxes, interest and penalties due in respect thereof have been paid. Such returns are accurate in all material respects, and to the best of Respironics' knowledge there is no material proposed deficiency, assessment, penalty or delinquency with respect to any of such returns or any of the taxes reflected as due and payable thereby.

     4.8.  Employee Contracts and Plans.  (a) Except as disclosed in the
           ----------------------------
Respironics Reports or the Respironics Disclosure Letter, neither Respironics nor any U.S. Respironics Subsidiary (i) is as of the date hereof a party or subject to any contract of employment with any person who earns a base salary in excess of $50,000 per year which is not terminable at will without penalty (other than standard severance policies offered to all employees generally), or any collective bargaining agreement or (ii) maintains or contributes to any profit sharing, pension, retirement, thrift, savings, incentive compensation, deferred compensation, bonus, stock option, stock purchase, restricted stock, stock appreciation right, performance share, performance unit, severance, salary continuation, holiday, vacation, disability, insurance, medical or other employee benefit, incentive or welfare plan, policy, material contract or material arrangement (collectively, the "Respironics Employee Benefit Plans"). Respironics has heretofore made available to Healthdyne copies of all Respironics Employee Benefit Plans of Respironics and the Respironics Subsidiaries, including individual employment contracts and stock option agreements. Except as disclosed in the Respironics Reports or the Respironics Disclosure Letter, consummation of the Merger will not accelerate the rights of any third party to a consulting agreement with Respironics or any Respironics Subsidiary or terminate the rights of Respironics or any Respironics Subsidiary under any such consulting agreement. The Respironics Employee Benefit Plans are competitive with the employee benefit plans of other public companies in the medical device industry.

     (b) There are no pending or threatened strikes or labor stoppages involving any employees of Respironics or any Respironics Subsidiary, nor is Respironics or any U.S. Respironics Subsidiary aware of any organizing activity seeking to certify a collective bargaining unit or representative for any of such employees.

     (c) All retirement and employee benefit or welfare plans of Respironics or any Respironics Subsidiary have been maintained and operated in accordance with their terms in all material respects, and all such plans which are subject to ERISA and/or the Code have been maintained and operated in material compliance with all applicable provisions of ERISA and the Code and the regulations thereunder and are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations thereunder or to any outstanding liability to the Pension Benefit Guaranty Corporation (other than routine premium payments). No "prohibited transaction" has occurred and is continuing with respect to any such plan, nor has any "reportable event" occurred in respect thereof (with respect to which the 30-day notice period has not been waived), as such terms are defined in ERISA and the regulations thereunder, and no such plan is a "Multiemployer Plan" or a "Multiple Employer Plan", as such terms are defined in ERISA and the regulations thereunder.

     (d) The current value of the assets of each Respironics Employee Benefit Plan that is subject to Title IV of ERISA equals or exceeds the present value of the accrued benefits under such plan based upon the actuarial assumptions (to the extent reasonable) presently used by such plan for financial disclosure purposes, and there is no complete or partial withdrawal liability within the meaning of Sections 4205 and 4203 of ERISA (and there would be no such liability assuming a complete or partial withdrawal from all Respironics Employee Benefit Plans at the Effective Time) with respect to any such plan. There are no pending or, to the knowledge of Respironics, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Respironics Employee Benefit Plans or any trusts related thereto.

     4.9.  Litigation and Other Proceedings.  Except as disclosed in the
           --------------------------------
Respironics Reports or the Respironics Disclosure Letter, neither Respironics nor any of its subsidiaries is a party or subject to any pending, or to the knowledge of Respironics is likely to become a party or subject to any threatened, action, suit, arbitration, administrative proceeding or investigation, or judicial or administrative order, judgment or decree, which individually or in the aggregate will have, or could reasonably be expected to have, a Respironics Material Adverse Effect.

     4.10.  Compliance with Laws; Regulatory Matters.  Respironics and its
            ----------------------------------------
subsidiaries are in compliance in all material respects with all laws, rules and regulations, all clearances, approvals, orders, directives and supervisory letters of, and all agreements, memoranda of understanding or similar arrangements with, regulatory authorities and all other legal requirements applicable to them or their businesses except where the failure to so comply would not have a Respironics Material Adverse Effect. Neither Respironics nor any of its Subsidiaries is subject to any order, directive, warning letter or supervisory letter of, or agreement, memorandum of understanding or similar arrangement (including board resolutions adopted at the request of a regulatory authority) with, any regulatory authority restricting its operations, restricting it from taking any action or requiring that certain actions be taken, and Respironics has no knowledge that any such order, directive, supervisory letter, agreement, memorandum of understanding or similar arrangement is threatened, contemplated or under consideration by any regulatory authority.

     4.11.  Environmental Matters.  To the knowledge of Respironics, (a) no
            ---------------------
Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed of, discharged, released or deposited in violation of any law or regulation or in a manner which would subject Respironics or any Respironics Subsidiary to liability under any law or regulation at, under or on (i) any Present Property by Respironics or any Respironics Subsidiary or former subsidiary of Respironics (each, a "Respironics Entity"), (ii) any Former Property by any Respironics Entity during the time of such previous ownership, occupancy or lease; or (iii) any Participation Facility (as hereinafter defined) during the time that any Respironics Entity participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility; and (b) no Respironics Entity has disposed of, or arranged for the disposal of, Hazardous Substances in violation of any law or regulation or in a manner which would subject Respironics or any Respironics subsidiary to liability under any law or regulation from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances in violation of any law or regulation or in a manner which would subject Respironics or any Respironics Subsidiary to liability under any law or regulation from a Participation Facility during the time that any Respironics Entity participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility.

     As used in this Section 4.11, (a) "Participation Facility" shall mean any property or facility of which any Respironics Entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator and (b) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any applicable Federal or State law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-based fuels.

     4.12.  Insurance.  Respironics has heretofore made available to Healthdyne
            ---------
a summary of all insurance coverages maintained by Respironics and the Respironics Subsidiaries.

     4.13.  Intellectual Property.  (a) Respironics and/or each Respironics
            ---------------------
Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of Respironics and the Respironics Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Respironics Material Adverse Effect.

     (b) Except as disclosed in the Respironics Reports or the Respironics Disclosure Letter or as is not reasonably likely to have a Respironics Material Adverse Effect:

          (i) Respironics and each Respironics Subsidiary is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of Respironics' obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Respironics or any Respironics Subsidiary is a party and pursuant to which any of them is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Respironics Third-Party Intellectual Property Rights");

          (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, any applications therefor owned by Respironics or any Respironics Subsidiary (the "Respironics Intellectual Property Rights"), any trade secret material to Respironics or any Respironics Subsidiary, or Respironics Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Respironics Third Party Intellectual Property Rights by or through Respironics or any Respironics Subsidiary, are currently pending or, to the knowledge of Respironics, are overtly threatened by any person;

          (iii) Respironics does not know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Respironics or any Respironics Subsidiary, infringes on any copyright, patent, trademark, service mark or trade secret of any third party other than Respironics; (B) against the use by Respironics or any Respironics Subsidiary, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications of any third party used in the business of Respironics or any Respironics Subsidiary as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any Respironics Intellectual Property Rights or other trade secret material to Respironics; or (D) challenging the license or legally enforceable right to the use of the Respironics Third-Party Intellectual Rights by Respironics or any of Respironics Subsidiary; and

          (iv) to the knowledge of Respironics, all patents, registered trademarks and service marks, and copyrights held by Respironics and the Respironics Subsidiaries are valid, enforceable and subsisting.

     (c) The parties hereby acknowledge that Respironics is party to various lawsuits and proceedings described in the Respironics Reports and bilevel positive airway pressure patent enforcement proceedings against AirSep Corporation and Healthdyne. The foregoing representations and warranties in this Section 4.13 do not address matters at issue in such lawsuits and proceedings.

     4.14.  Accounting and Tax Matters.  As of the date hereof, neither
            --------------------------
Respironics nor any of its affiliates has taken or agreed to take any action, nor does Respironics have any knowledge of any fact or circumstance, that would prevent Respironics from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     4.15.  Proxy Statement/Prospectus, etc..  Except for information relating
            --------------------------------
to Healthdyne and the Healthdyne Subsidiaries, neither the Registration Statement, the Proxy Statement/Prospectus nor any amendment or supplement thereto, at the time the Registration Statement is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Healthdyne and Respironics or at the dates of the Shareholders' Meetings of Healthdyne and Respironics to consider the Merger, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Respironics is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to Respironics and its subsidiaries in any document filed with the SEC or any other regulatory agency in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby shall be true and correct in all material respects.

     4.16.  Investment Banker's Opinion.'  The Board of Directors of Respironics
            ---------------------------
has received the opinion of BT Alex. Brown Incorporated, dated the date of the Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to Respironics.

     4.17.  Investigation by Respironics.  Respironics has conducted its own
            ----------------------------
independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of Healthdyne and its subsidiaries and acknowledges that Respironics has been provided access to the personnel, properties, premises and records of Healthdyne and its subsidiaries for such purpose. In entering into this Agreement, Respironics has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and Respironics: (a) acknowledges that none of Healthdyne or any of its respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy of completeness of any of the information provided or made available to Respironics or its directors, officers, employees, affiliates, controlling persons, agents or representatives; and (b) agrees, to the fullest extent permitted by law, that none of Healthdyne or any of its directors, officers, employees, shareholders, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Respironics or its directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Respironics or its directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply (i) to the extent Healthdyne makes the specific representations and warranties set forth in this Agreement and (ii) in the case of fraud, willful misrepresentation or willful nondisclosure, but always subject to the limitations and restrictions contained herein.

                                   ARTICLE V

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME
                 ----------------------------------------------

     5.1.  Conduct of Healthdyne's Business in Ordinary Course.  Pending the
           ---------------------------------------------------
Effective Time, except as otherwise consented to in writing by Respironics or as contemplated by this Agreement, (a) Healthdyne will and will cause each Healthdyne Subsidiary to (i) conduct its business only in the ordinary course thereof as conducted on the date hereof and (ii) use its commercially reasonable efforts to preserve its business organization and assets intact and to preserve its good will with its customers and others having business relations with it; and (b) Healthdyne will not and, except in the case of clause (ii) below, will not permit any Healthdyne Subsidiary to:

           (i) amend its Articles of Incorporation or By-Laws or the Healthdyne Rights Agreement;

           (ii) declare, pay or set aside any dividend or other distribution in respect of its capital stock;

          (iii) except for the issuance and sale of Healthdyne Common Stock upon exercise of the Outstanding Healthdyne Options or pursuant to Healthdyne's Employee Stock Purchase Plan or pursuant to Healthdyne's Rights Agreement, issue, sell, purchase, redeem or otherwise dispose of or acquire, or grant any shares of its capital stock or options, warrants or other rights to purchase or acquire, or combine, split or reclassify, any shares of its capital stock or any securities convertible into its capital stock, or modify or amend any Healthdyne Option Plans or Outstanding Healthdyne Options;

           (iv) adopt or modify to increase the compensation or benefits under any Healthdyne Employee Benefit Plan or otherwise increase the compensation payable to its employees, except for modifications or increases required by law or existing contract or involving merit increases in accordance with past practices, normal cost-of-living increases, regular bonuses (including under Healthdyne's executive incentive plan) and normal increases related to promotions or increased job responsibilities;

           (v) subject to the proviso to the first sentence of Section 6.8, merge or consolidate with or into any other corporation, acquire control over, or acquire any equity interest in, any other corporation, firm, entity or organization; liquidate; or purchase or acquire or sell or otherwise dispose of any material assets otherwise than in the ordinary course of business;

          (vi) make any material expenditure for a capital asset or lease any real property, except for capital expenditures and leases in accordance with Healthdyne's capital expenditure budget or similar plans applicable to leases approved by Healthdyne's Board of Directors;

          (vii) take any action which if taken as of the date hereof would constitute a material breach of any representation or warranty contained herein;

          (viii) settle or compromise any material claims or litigation or, except, in the ordinary and usual course of business modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims (other than shareholder litigation in connection with this

     Agreement or the attempted acquisition of Healthdyne by Invacare Corporation or any of its affiliates, provided that in the case of such litigation or attempted acquisition, Respironics shall have the right to consent to any settlement or compromise (unless such litigation is covered by insurance and a full release of Healthdyne and Respironics, if applicable, and the other named parties is obtained in connection therewith), but such consent shall not be unreasonably withheld or delayed);

           (ix) make any tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated, except in the ordinary and usual course of business;

          (x) take any action or omit to take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (xi) enter into any agreement, commitment or understanding with any person relating to any action prohibited by this Agreement, subject the proviso to the first sentence of Section 6.8.

     5.2.  Conduct of Respironics' Business in Ordinary Course.  Pending the
           ---------------------------------------------------
Effective Time, except as otherwise consented to in writing by Healthdyne or as contemplated by this Agreement, Respironics will not and, except in the case of clause (ii) below, will not permit any Respironics Subsidiary to:

           (i) amend its Articles of Incorporation or By-Laws or the Respironics Rights Agreement;

           (ii) declare, pay or set aside any dividend or other distribution in respect of its capital stock;

          (iii) except for (A) the issuance and sale of Respironics Common Stock upon exercise of the Outstanding Respironics Options or pursuant to Respironics' Employee Stock Purchase Plan or 401(k) plan or pursuant to the Respironics Rights Agreement, (B) the grant of options under Respironics Option Plans in the ordinary course of business consistent with past practice and (C) issuances of shares of Respironics Common Stock representing not more than 3% of the shares of Respironics Common Stock outstanding on the date hereof, issue, sell, purchase, redeem or otherwise dispose of or acquire, or grant any shares of its capital stock or options, warrants or other rights to purchase or acquire, or combine, split or reclassify, any shares of its capital stock or any securities convertible into its capital stock, or modify or amend any Respironics Option Plans or Outstanding Respironics Options;

          (iv) acquire control over, or acquire any equity interest in, any other corporation, firm, entity or organization; liquidate; or purchase or acquire or sell or otherwise dispose of any assets otherwise than in the ordinary course of business or for consideration in excess of $10,000,000;

           (v) take any action which if taken as of the date hereof would constitute a material breach of any representation or warranty contained herein; or

           (vi) take any action or omit to take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code.

As used herein, "Respironics Option Plans" shall mean the Amended and Restated Incentive Stock Option Plan, the Agreements between Respironics and Gerald E. McGinnis dated October 28, 1983, the Consulting Agreement dated July 1, 1988 with Dr. Mark Sanders, the 1991 Non-Employee Directors' Stock Option Plan, the 1992 Incentive Stock Option Plan and the 1997 Employee Stock Purchase Plan; "Outstanding Respironics Options" shall mean all stock options outstanding under the Respironics Option Plans; and "Respironics Rights Agreement" shall mean the Rights Agreement between Respironics and Chase Mellon Shareholders Services L.L.C. dated as of June 28, 1996.


                                   ARTICLE VI

                COVENANTS AND ACTIONS PENDING THE EFFECTIVE TIME
                ------------------------------------------------

     6.1.  Securities Registration and Disclosure.  (a) As soon as practicable
           --------------------------------------
after the date hereof, Respironics and Healthdyne will file the preliminary Proxy Statement/Prospectus with the SEC under the Exchange Act and following receipt of and response to the comments of the SEC, Respironics will file with the SEC under the Securities Act a registration statement for the registration of the shares of Respironics Common Stock to be issued pursuant to the Merger Agreement (the "Registration Statement"). The parties shall cooperate in the preparation of the Proxy Statement/Prospectus and any amendments or supplements thereto, and each party shall be responsible for providing all information concerning itself and its subsidiaries required to be included therein.

     (b) Respironics shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Respironics Common Stock pursuant to the Merger Agreement, and Healthdyne shall furnish Respironics all information concerning Healthdyne as Respironics may reasonably request in connection with any such action.

     (c) Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC relating to the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, and Respironics will advise Healthdyne promptly after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Respironics Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose.

     6.2.  Regulatory Clearances and Approvals.  As soon as practicable after
           -----------------------------------
the date hereof, the parties shall prepare and file (i) all filings and applications required under the HSR Act and (ii) all filings and applications with any Federal, state, local and foreign regulatory authorities having jurisdiction for any other clearances, approvals or consents which may be necessary for the consummation of the Merger. Subject to the limitations herein provided, the parties will take or cause to be taken all actions necessary for such applications to be cleared, approved and/or consented to, and each party will promptly provide the other with copies of all correspondence, notices or other communications to or from such authorities relating to such applications to the extent permitted by law; provided that nothing contained herein shall
                                --------
require disclosure of any confidential or privileged information to the other party.

     6.3.  Shareholders' Meetings.  Subject to the fiduciary duties of its Board
           ----------------------
of Directors, Healthdyne and Respironics will each take appropriate action to call a meeting of its shareholders (the "Shareholders' Meetings"), to be held not more than forty-five (45) days following the effective date of the Registration

Statement or such other date as Healthdyne and Respironics shall agree, to consider, in the case of Healthdyne, approval of this Agreement and the Merger Agreement and, in the case of Respironics, the issuance of shares of Respironics Common Stock pursuant to the Merger. Subject to the fiduciary duties of its Board of Directors, the Board of Directors of Healthdyne and Respironics will recommend to their respective shareholders the approval of the foregoing matters and Healthdyne and Respironics will each use its reasonable best efforts to secure such approval. In connection with its Shareholders' Meeting, Healthdyne and Respironics will duly solicit, in compliance with Section 14(a) of the Exchange Act and the proxy rules of the SEC thereunder, the vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of its Shareholders' Meeting the Proxy Statement/Prospectus shall conform to the requirements of Sections 3.19 and 4.15 hereof.

     6.4. Affiliates' Agreements.
          ----------------------

          (a)  Healthdyne Affiliates' Agreement.  At or prior to the date the
               --------------------------------
Proxy Statement/Prospectus is first mailed to shareholders, Healthdyne will furnish to Respironics a list of all persons known to Healthdyne who at the date of the Healthdyne Shareholders' Meeting may be deemed to be "affiliates" of Healthdyne within the meaning of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment ("Healthdyne Affiliates"). Healthdyne will use its reasonable best efforts to cause each Healthdyne Affiliate to deliver to Respironics prior to the date the Proxy Statement/Prospectus is first mailed to shareholders a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of (i) the shares of Respironics Common Stock to be received by such person in the Merger (the "Merger Shares") or any other shares of Respironics Common Stock or Healthdyne Common Stock held by such person during the period commencing 30 days prior to the Effective Time and ending at such time as financial results covering at least 30 days of post-Merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies (the "Restricted Period") or (ii) the Merger Shares except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

          (b)  Respironics Pooling Affiliates' Agreement.  At or prior to the
               -----------------------------------------
date the Proxy Statement/Prospectus is first mailed to shareholders, Respironics will furnish to Healthdyne a list of all persons known to Respironics who at the date of the Respironics Shareholders' Meeting may be deemed to be "affiliates" of Respironics for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment ("Respironics Affiliates"). Respironics will use its reasonable best efforts to cause each Respironics Affiliate to deliver to Respironics and Healthdyne prior to the date the Proxy Statement/Prospectus is first mailed to shareholders a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Respironics Common Stock held by such person during the period commencing 30 days prior to the Effective Time and ending at such time as financial results covering at least 30 days of post-Merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

     6.5.  Public Announcements.  The parties will consult with each other as to
           --------------------
the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     6.6.  Notice of Certain Events.  Pending the Effective Time, each party
           ------------------------
will promptly notify the other of (i) any material change in the normal course of its business or in the operation of its properties,

(ii) any event which would cause any of its representations and warranties hereunder to be inaccurate in any material respect as of the time of the Closing and (iii) any actions, claims or legal, administrative or arbitration proceedings or investigations threatened or commenced against it or its subsidiaries which are or may be material to their business or assets or to the consummation of the Merger and the transactions contemplated hereby.
Respironics shall promptly notify Healthdyne if Respironics considers any Regulatory Condition or Requirement to be in Respironics' reasonable business judgment materially adverse to the best interests of the combined entities (an "Adverse Regulatory Condition Notice").

     6.7.  All Reasonable Best Efforts.  Subject to the terms and conditions
           ---------------------------
herein provided, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, using reasonable efforts to diligently pursue and obtain the regulatory clearances and approvals referred to in Section 2.1(b) hereof (including responding to any requests or second requests for information in connection therewith) and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger; provided, however, that nothing
                                                 -----------------
contained herein shall require Respironics to agree to any Regulatory Condition or Requirement which Respironics in its reasonable business judgment considers to be materially adverse to the best interests of the combined entities. Each party agrees to use all reasonable efforts to fulfill, or cause to be fulfilled, all conditions provided hereunder to the obligations of the other party to consummate the Merger; provided that nothing contained herein shall obligate a
                       --------
party or any of its directors or officers to breach their fiduciary obligations owed to the shareholders of such party. Each party will, and will cause its subsidiaries to, use its reasonable best efforts to obtain all consents of third parties required in connection with this Agreement or the transactions contemplated hereby under any other contract or agreement of such party or its subsidiaries.

     6.8.  Healthdyne Acquisition Proposals.  Healthdyne agrees that neither it
           --------------------------------
nor any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of Healthdyne or any Healthdyne Subsidiary (any such proposal or offer being hereinafter referred to as a "Healthdyne Acquisition Proposal"); provided, however, that (i) Healthdyne may furnish or cause to be furnished
-------- --------
information concerning Healthdyne and its business, properties or assets to a third party, (ii) Healthdyne may engage in unsolicited discussions or negotiations with a third party, (iii) following receipt of a Healthdyne Acquisition Proposal, Healthdyne may take and disclose to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 under the Exchange Act or otherwise make a disclosure to Healthdyne's stockholders and/or (iv) following receipt of a Healthdyne Acquisition Proposal, Healthdyne's Board of Directors may fail to make, withdraw or modify its recommendation referred to in Section 6.3, but in each case referred to in the foregoing clauses (i), (ii) and (iv), only to the extent that the Board of Directors of Healthdyne shall determine on the basis of advice from outside counsel that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary obligations under applicable law. Healthdyne will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.8. For purposes of this
Section 6.8, a Healthdyne Acquisition Proposal shall include any proposal or arrangement whether oral or in writing, providing for, requiring, or having the effect of requiring Healthdyne to, or contemplating that Healthdyne would, abandon, terminate or fail to consummate the Merger or any of the other transactions contemplated under this Agreement. In the event that Healthdyne shall receive a Healthdyne Acquisition Proposal or take any action described in clause (i) or (ii) above, Healthdyne shall promptly inform Respironics of the material details of such Healthdyne Acquisition Proposal and/or its actions in response thereto or its actions described in clauses (i) and (ii) and shall thereafter keep Respironics reasonably and promptly informed of all material facts and material circumstances relating to said Healthdyne Acquisition Proposal and Healthdyne's actions relating thereto (for purposes of this sentence, Healthdyne's actions shall include the actions of its advisors, agents and representatives). Healthdyne is not currently in discussions with any third party in connection with a transaction covered by this Section 6.8.

     6.9.  Transactions Involving Respironics.  (a)  Subject to Sections 6.9(b),
           ----------------------------------
7.3(g) and 7.6(b)(ii) hereof, Respironics shall not enter into any agreement (a "Section 6.9(a) Agreement") for a merger, consolidation or share exchange with or into any other person in which the capital stock of Respironics is changed, exchanged or converted into any other security or form of consideration, unless the surviving or resulting corporation or ultimate parent shall have agreed in writing to be bound by the terms of this Agreement and the Merger Agreement. At least seven (7) days prior to the execution and delivery by Respironics of a
Section 6.9(a) Agreement, Respironics shall notify (a "Section 6.9(a) Notice") Healthdyne of Respironics' intention to enter into such Section 6.9(a) Agreement. The Section 6.9(a) Notice shall include the name of the other party thereto and the material terms and conditions of the transaction contemplated thereby, and Respironics shall use its reasonable best efforts to provide to Healthdyne such other information concerning the proposed transaction as Healthdyne shall reasonably request, subject to the execution of a customary confidentiality agreement. Not later than the fifth business day following delivery of the Section 6.9(a) Notice by Respironics, Healthdyne shall inform Respironics in writing of whether or not Healthdyne intends to exercise its right to terminate this Agreement pursuant to Section 7.3(g) hereof if Respironics were to enter into the proposed Section 6.9(a) Agreement (a "Healthdyne Section 6.9(a) Statement of Intention"). If the Healthdyne Section 6.9(a) Statement of Intention shall state that Healthdyne does not intend to exercise its right to terminate this Agreement if Respironics were to enter into the proposed Section 6.9(a) Agreement, then Healthdyne shall be deemed to have waived its right to terminate this Agreement pursuant to Section 7.3(g) hereof if Respironics enters into such Section 6.9(a) Agreement. Healthdyne acknowledges that Respironics will be relying on the statement of intention set forth in the Healthdyne Section 6.9(a) Statement of Intention and Healthdyne agrees that it shall be bound by the statement of intention set forth therein. Nothing contained in this Agreement or in any Section 6.9(a) Notice or Healthdyne Section 6.9(a) Statement of Intention shall obligate Respironics to enter into a Section 6.9(a) Agreement. In the event that under the terms of any
Section 6.9(a) Agreement the outstanding Respironics Common Stock is converted into or exchanged for other securities of any person, cash or other property, the terms of this Agreement and the Merger Agreement shall be appropriately amended so that the shareholders of Healthdyne shall receive in the Merger, for each share of Healthdyne Common Stock, the consideration per share received by the holders of Respironics Common Stock in such transaction multiplied by the Exchange Ratio (as appropriately adjusted to reflect such event), provided that fractional shares or fractional units of other securities or property may be paid in cash based on the closing sale price of the Respironics Common Stock as reported on the NASD NMS on the last trading day prior to the closing date of such transaction. It is understood that the condition contained in Section 2.2(h) shall not prevent Respironics from entering into any Section 6.9(a) Agreement, but Healthdyne shall not be required to amend or waive the condition set forth in Section 2.3(f). Respironics shall obtain the consent of Healthdyne, which consent shall not unreasonably be withheld, before entering into an agreement for any such transaction which would result in the acquisition by Respironics of a business for which Respironics would be required under Rule 3-05(b)(2) of SEC Regulation S-X to include separate financial statements in a registration statement of Respironics under the Securities Act. Respironics is not currently in discussions with any third party in connection with a transaction covered by this Section 6.9(a).

     (b) Respironics agrees that neither it nor any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit or encourage, directly or indirectly, any inquiries or proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of Respironics or any Respironics Subsidiary (any such proposal or offer being hereinafter referred to as a "Respironics Acquisition Proposal"); provided, however, that (i) Respironics may
                                     --------  -------
furnish or cause to be furnished information concerning Respironics and its business, properties or assets to a third party, (ii) Respironics may engage in unsolicited discussions or negotiations with a third party, (iii) following receipt of a Respironics Acquisition Proposal, Respironics may take and disclose to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 under the Exchange Act or otherwise make a disclosure to Respironics' stockholders and/or (iv) following receipt of a Respironics Acquisition Proposal, Respironics' Board of Directors may fail to make, withdraw or modify its recommendation referred to in Section 6.3, but in each case referred to in the foregoing clauses (i), (ii) and (iv), only to the extent that the Board of Directors of Respironics shall determine on the basis of advice from outside counsel that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary obligations under applicable law. Respironics will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9(b). For purposes of this Section 6.9(b), a Respironics Acquisition Proposal shall include any proposal or arrangement whether oral or in writing, providing for, requiring, or having the effect of requiring Respironics to, or contemplating that Respironics would, abandon, terminate or fail to consummate the Merger or any of the other transactions contemplated under this Agreement. In the event that Respironics shall receive a Respironics Acquisition Proposal or take any action described in clause (i) or
(ii) above, Respironics shall promptly inform Healthdyne of the material details of such Respironics Acquisition Proposal and/or its actions in response thereto or its actions described in clauses (i) and (ii) and shall thereafter keep Healthdyne reasonably and promptly informed of all material facts and material circumstances relating to said Respironics Acquisition Proposal and Respironics' actions relating thereto (for purposes of this sentence, Respironics' actions shall include the actions of its advisors, agents and representatives).

     6.10.  Access and Information.  Pending the Effective Time, Healthdyne and
            ----------------------
Respironics will each afford the other party and its authorized representatives reasonable access during normal business hours to its properties, books and records and personnel and those of its subsidiaries and will furnish promptly to the other party such financial and operating data and other information relating to its and its subsidiaries' business, assets and personnel as the other party may reasonably request. All such information shall remain subject to the Confidentiality Agreements between Healthdyne and Respironics dated July 19, 1997, the Confidentiality and Secrecy Agreement for Discussion of Business Arrangement dated June 6, 1997 between Respironics, MiCRA and David Eisenstadt and the Confidentiality and Secrecy Agreement for Discussion of Business Arrangement dated September 21, 1997 between Healthdyne, Respironics, MiCRA, Skadden, Arps, Slate, Meagher & Flom LLP, Reed Smith Shaw & McClay LLP and Troutman Sanders LLP (the "Confidentiality Agreements").


                                  ARTICLE VII

                       AMENDMENT, WAIVER AND TERMINATION
                       ---------------------------------

     7.1.  Amendment.  Subject to applicable law, this Agreement or the Merger
           ---------
Agreement may be amended in any respect by an instrument in writing signed by an authorized officer of each of the parties, whether before or after the Shareholders' Meetings, except that no such amendment after the Healthdyne

Shareholders' Meeting shall affect the rate of exchange of Healthdyne Common Stock for Respironics Common Stock provided in the Merger Agreement or change the form of such consideration or to affect the tax-free nature of the transaction.

     7.2.  Waiver.  Respironics or Healthdyne may (i) extend the time for
           ------
performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party, (iii) waive compliance by the other party with any of its covenants or agreements contained herein or in the Merger Agreement and (iv) waive the fulfillment of any condition to its obligations hereunder other than those set forth in Section
2.1 hereof, all of the foregoing to the fullest extent permitted by law. No such extension or waiver shall be effective unless contained in a writing signed by an authorized officer of the party against which it is asserted.

     7.3.  Termination.  Notwithstanding prior approval by the shareholders of
           -----------
Healthdyne or Respironics, this Agreement may be terminated and the Merger abandoned:

          (a) by mutual written consent of each of the parties hereto at any time prior to the Effective Time; or

          (b) by Healthdyne or Respironics in the event of a material breach of a representation and warranty or covenant of the other party contained herein which would give rise to a failure of a condition to Closing, which breach, if curable, has not been cured within 10 days after written notice of such breach is given to the breaching party by the party electing to terminate; or

          (c) by Healthdyne or Respironics at any time after the shareholders of Healthdyne or Respironics shall fail to approve this Agreement and the Merger Agreement, in the case of Healthdyne, or the issuance of shares of Respironics Common Stock pursuant to the Merger, in the case of Respironics, in a vote taken at a meeting duly convened for that purpose, provided that the party electing to terminate shall have performed its obligations under Section 6.3 hereof; or

          (d) (i) by Healthdyne or Respironics at any time after a final judicial or regulatory determination (as to which all periods for appeal have expired and no appeal shall be pending) denying any regulatory clearance and/or approval required for the Merger or (ii) by Respironics at any time after Respironics delivers to Healthdyne an Adverse Regulatory Condition Notice; or

          (e) by Healthdyne or Respironics at any time after the date which is six (6) months after the date hereof in the event of failure to satisfy any of the conditions to the obligations of the party electing to terminate, if such failure occurred despite the good faith effort of such party to perform all agreements and covenants and to satisfy all conditions required to be performed or satisfied by it; or

          (f) by Healthdyne if Healthdyne's Board of Directors shall have approved a Healthdyne Acquisition Proposal after determining, upon the basis of advice of outside counsel that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary obligation under applicable law; or

          (g) by Healthdyne if Healthdyne shall have delivered, in response to a Section 6.9(a) Notice, a Healthdyne Section 6.9(a) Statement of Intention in which Healthdyne shall have indicated its intention to terminate this Agreement pursuant to this Section 7.3(g) if Respironics were to enter into the Section 6.9(a) Agreement referred to in such Section 6.9(a) Notice and

     Respironics shall have entered into such Section 6.9(a) Agreement within eighteen (18) months after delivery of the Healthdyne Section 6.9(a) Statement of Intention; or

          (h) by Respironics if Respironics' Board of Directors shall have approved a Respironics Acquisition Proposal after determining, upon the basis of advice of outside counsel that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary obligation under applicable law; or

          (i) by Healthdyne or Respironics within two (2) business days of the Determination Date if, on the Determination Date, the weighted average closing price of the Respironics Common Stock as reported on the NASD NMS for the period consisting of 20 consecutive trading days ending on the trading day prior to the Determination Date, in each case as reported in The Wall Street Journal, is less than $20.00.
     -----------------------

     As used herein, "Determination Date" shall mean the business day which is three (3) business days after the date on which the conditions set forth in Sections 2.1(a) and 2.1(b) have been satisfied or three (3) business days prior to the Closing Date. Termination pursuant to subparagraphs (b) through (i) of this Section 7.3 shall be effected by written notice provided by the terminating party in accordance with Section 8.6 hereof.

     7.4.  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
as provided in Section 7.3, this Agreement and the Merger Agreement shall forthwith become void, and there shall be no liability on the part of either party or their respective officers or directors except (i) as set forth in Sections 7.5, 7.6, 7.7, 8.2, 8.7 and 8.8 hereof or (ii) in the event of a willful breach of this Agreement.

     7.5.  Respironics Fee.  (a) Healthdyne hereby agrees to pay Respironics,
           ---------------
subject to the terms and conditions of this Section 7.5, upon the occurrence of the events specified in this Section, a fee (the "Respironics Fee") of $12,000,000.

     (b)  Respironics shall be entitled to payment of the Respironics Fee if:

          (i) The Board of Directors of Healthdyne shall fail to recommend, or withdraw, modify or change its recommendation referred to in Section 6.3 hereof in a manner adverse to Respironics or shall have resolved to do any of the foregoing;

          (ii) Healthdyne shall terminate this Agreement pursuant to Section 7.3(f) hereof;

          (iii) Healthdyne shall execute and deliver a definitive agreement for, or Healthdyne's Board of Directors shall approve, a Healthdyne Business Combination (as hereinafter defined) within eighteen (18) months following the termination of this Agreement if such termination is by Respironics pursuant to Section 7.3(b) hereof;

          (iv) Healthdyne shall execute and deliver a definitive agreement for, or Healthdyne's Board of Directors shall approve, a Healthdyne Business Combination within eighteen (18) months following the termination of this Agreement if such termination is by Respironics or Healthdyne pursuant to
     Section 7.3(c) hereof after the shareholders of Healthdyne shall have failed to approve this Agreement and the Merger Agreement and prior to such termination either (A) Healthdyne or the shareholders of Healthdyne shall have received an offer or proposal from any person or group of persons (other than Respironics or any Respironics Subsidiary) to enter into a Healthdyne

     Business Combination or (B) any person or group of persons (other than Respironics or any Respironics Subsidiary) shall have purchased, after the date hereof and prior to such termination, securities which, when added to the securities already owned by such person or group, represent 10% or more of the voting power of Healthdyne and such person or group of persons shall have failed to deliver a written agreement of the type described in Section 6.4(b) hereof; or

          (v) Healthdyne shall execute and deliver a definitive agreement for, or Healthdyne's Board of Directors shall approve, a Healthdyne Business Combination within eighteen (18) months following the termination of this Agreement in accordance with its terms and Healthdyne's Board of Directors shall have failed to call its Shareholders Meeting after a determination, based on advice of outside counsel, that such action was required in order to act in a manner consistent with its fiduciary obligations under applicable law.

As used herein, "Healthdyne Business Combination" shall mean (i) a merger or consolidation, or any similar transaction, involving Healthdyne or any Significant Healthdyne Subsidiary, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of Healthdyne or any Significant Healthdyne Subsidiary or (iii) a purchase or other acquisition (including by way or merger, consolidation, share exchange or otherwise) of securities representing 35% or more of the voting power of Healthdyne or any Significant Healthdyne Subsidiary (other than, in the case of the transfer of securities of any Significant Healthdyne Subsidiary, transfers between Healthdyne and/or one or more Healthdyne Subsidiaries). "Significant Healthdyne Subsidiary" shall mean each Healthdyne Subsidiary which in the most recent fiscal year of Healthdyne accounted for more than 35% of the consolidated assets of Healthdyne and the Healthdyne Subsidiaries or which accounted for more than 35% of the consolidated income of Healthdyne and the Healthdyne Subsidiaries for each of the most recent three fiscal years of Healthdyne; provided, however, that with
                                                  --------  -------
respect to Healthdyne Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 35% of the consolidated assets of Healthdyne and the Healthdyne Subsidiaries in such fiscal year or accounts for more than (x) 35% of the consolidated income of Healthdyne and the Healthdyne Subsidiaries in the year of creation or acquisition, (y) 35% of the consolidated income of Healthdyne and the Healthdyne Subsidiaries for each of the two most recent fiscal years in the two years following creation or acquisition and (z) thereafter, 35% of the consolidated income of Healthdyne and the Healthdyne Subsidiaries for each of the most recent three fiscal years, it shall be deemed to be a Significant Healthdyne Subsidiary for such fiscal year.

     (c) The Respironics Fee shall be payable in immediately available funds within five (5) business days after the occurrence of the event giving rise to such payment.

     7.6.  Healthdyne Fee.  (a) Respironics hereby agrees to pay Healthdyne,
           --------------
subject to the terms and conditions of this Section 7.6, upon the occurrence of the events specified in this Section, a fee (the "Healthdyne Fee") of $12,000,000.

     (b)  Healthdyne shall be entitled to payment of the Healthdyne Fee if:

          (i) The Board of Directors of Respironics shall fail to recommend, or withdraw, modify or change its recommendation referred to in Section 6.3 hereof in a manner adverse to Healthdyne or shall have resolved to do any of the foregoing;

          (ii) Healthdyne shall terminate this Agreement pursuant to Section 7.3(g) hereof;

          (iii) Respironics shall terminate this Agreement pursuant to Section 7.3(h) hereof;

          (iv) Respironics shall execute and deliver a definitive agreement for, or Respironics' Board of Directors shall approve, a Respironics Business Combination (as hereinafter defined) within eighteen (18) months following the termination of this Agreement if such termination is by Healthdyne pursuant to Section 7.3(b) hereof;

          (v) Respironics shall execute and deliver a definitive agreement for, or Respironics' Board of Directors shall approve, a Respironics Business Combination within eighteen (18) months following the termination of this Agreement if such termination is by Healthdyne or Respironics pursuant to
     Section 7.3(c) hereof after the shareholders of Respironics shall have failed to approve this Agreement and the Merger Agreement and prior to such termination either (A) Respironics or the shareholders of Respironics shall have received an offer or proposal from any person or group of persons (other than Healthdyne or any Healthdyne Subsidiary) to enter into a Respironics Business Combination or (B) any person or group of persons (other than Healthdyne or any Healthdyne Subsidiary) shall have purchased, after the date hereof and prior to such termination, securities which, when added to the securities already owned by such person or group represent 10% or more of the voting power of Respironics and such person or group of persons shall have failed to deliver a written agreement of the type described in Section 6.4(b) hereof; or

          (v) Respironics shall execute and deliver a definitive agreement for, or Respironics' Board of Directors shall approve, a Respironics Business Combination within eighteen (18) months following the termination of this Agreement in accordance with its terms and Respironics' Board of Directors shall have failed to call its Shareholders Meeting after a determination, based on advice of outside counsel, that such action was required in order to act in a manner consistent with its fiduciary obligations under applicable law.

As used herein, "Respironics Business Combination" shall mean (i) a merger or consolidation, or any similar transaction, involving Respironics or any Significant Respironics Subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets of Respironics or any Significant Respironics Subsidiary or (iii) a purchase or other acquisition (including by way or merger, consolidation, share exchange or otherwise) of securities representing 35% or more of the voting power of Respironics or any Significant Respironics Subsidiary (other than, in the case of any transfer of any Significant Respironics Subsidiary, transfers between Respironics and/or one or more Respironics Subsidiaries). "Significant Respironics Subsidiary" shall mean each Respironics Subsidiary which in the most recent fiscal year of Respironics accounted for more than 35% of the consolidated assets of Respironics and the Respironics Subsidiaries or which accounted for more than 35% of the consolidated income of Respironics and the Respironics Subsidiaries for each of the most recent three fiscal years of Respironics; provided, however, that with
                                                   --------  -------
respect to Respironics Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 35% of the consolidated assets of Respironics and the Respironics Subsidiaries in such fiscal year or accounts for more than (x) 35% of the consolidated income of the Borrower and its Subsidiaries in the year of creation or acquisition, (y) 35% of the consolidated income of Respironics and the Respironics Subsidiaries for each of the two most recent fiscal years in the two years following creation or acquisition and (z) thereafter, 35% of the consolidated income of Respironics and the Respironics Subsidiaries for each of the most recent three fiscal years, it shall be deemed to be a Significant Respironics Subsidiary for such fiscal year

     (c) The Healthdyne Fee shall be payable in immediately available funds within five (5) business days after the occurrence of the event giving rise to such payment.

     7.7.  Arbitration of  Disputes Regarding Adverse Regulatory Condition
           ---------------------------------------------------------------
Notice.
------

     (a) If (i) Respironics delivers to Healthdyne an Adverse Regulatory Condition Notice, (ii) Healthdyne exercising reasonable business judgment notifies Respironics within five (5) business days of delivery of such Notice that Healthdyne believes that the applicable Regulatory Condition or Requirement would not have been materially adverse to the best interests of the combined entities and (iii) this Agreement shall be terminated by Respironics pursuant to
Section 7.3(d)(ii) hereof, then Healthdyne shall have the right, by giving written notice to Respironics within three (3) business days of such termination (a "Notice of Dispute") to have the issue (the "Issue") of whether the applicable Regulatory Condition or Requirement would have been materially adverse to the best interests of the combined entities submitted to binding arbitration ("Binding Arbitration") pursuant to the procedures set forth in this
Section 7.7 and, to the extent not inconsistent with Section 7.7, pursuant to the Commercial Arbitration Rules of the American Arbitration Association (as amended from time to time, the "AAA Rules"). Binding Arbitration shall be the sole means of resolving any Issue.

     (b) The arbitrator ("Arbitrator") for any Binding Arbitration of the Issue shall be a partner or principal in a "Big Six" accounting firm not retained by Healthdyne or Respironics reasonably acceptable to Healthdyne and Respironics (or, if the parties cannot agree, drawn by lot if necessary from the "Big Six" accounting firms not retained by Healthdyne or Respironics). Healthdyne's Notice of Dispute shall be timely made (as specified above) and shall set forth the nature of the Issue. A copy of the Notice of Dispute shall also be given to the American Arbitration Association as required by the AAA Rules.

     (c) Binding Arbitration of the Issue shall be commenced within ten (10) business days of the delivery of the Notice of Dispute to the Arbitrator. The Arbitrator shall render a written decision on the Issue within thirty (30) days of completion of the arbitration proceedings.

     (d) If the Arbitrator determines that (i) the applicable Regulatory Conditions or Requirement would not have been materially adverse to the best interest of the combined entities and (ii) Healthdyne has suffered or sustained significant damages as a result of Respironics' Adverse Regulatory Condition Notice and termination of this Agreement by Respironics pursuant to Section 7.3(d)(ii), then Respironics shall pay to Healthdyne $12,000,000, it being understood that such significant damages need not equal $12,000,000 to trigger such payment. Any such payment shall be Healthdyne's sole and exclusive remedy with respect to the Issue, the Adverse Regulatory Condition Notice and termination of this Agreement by Respironics pursuant to Section 7.3(b)(ii) hereof.

     (e) The decision of the Arbitrator with respect to the Issue shall be conclusive, final and binding on Healthdyne and Respironics and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement.

     (f) All fees, costs and expenses of the Arbitrator shall be borne by the party which does not prevail on the Issue in the Binding Arbitration. Each party shall bear its own fees, costs and expenses in connection with the Binding Arbitration.

     (g) Nothing contained in this Section 7.7 shall restrict the ability of Respironics to terminate this Agreement pursuant to Section 7.3(d)(ii).

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     8.1.  Closing and Effective Time.  The closing of the transactions
           --------------------------
contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place at the offices of Reed Smith Shaw & McClay LLP, 435 Sixth Avenue, Pittsburgh, Pennsylvania at 10:00 a.m., local time, on the third business day following the fulfillment of all conditions set forth in Section 2.1 hereof, or at such other place, time and date as the parties shall agree. Subject to the fulfillment or waiver at or prior to the Closing of all other conditions to its obligations to consummate the Merger, each party shall execute and deliver for filing with the Secretary of State of the State of Georgia a Certificate of Merger specifying that the Merger shall become effective at the close of business on the date of the Closing or at such other time and date as the parties shall agree (the "Effective Time") and containing such other information as is required by the GBCC.

     8.2.  Confidentiality.  Each party hereto shall cause all information
           ---------------
obtained by it or its subsidiaries or representatives from the other party and its subsidiaries and representatives under or in connection with this Agreement or the negotiation hereof to be treated as confidential information subject to the terms, conditions and restrictions set forth in the Confidentiality Agreements and the letter dated September 21, 1997 relating to certain litigation between Healthdyne and Respironics.

     8.3.  Entire Agreement.  This Agreement, together with the Merger Agreement
           ----------------
and any other agreements signed between the parties on the date hereof, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements or understandings between the parties with respect thereto.

     8.4.  Counterparts; Headings.  This Agreement may be executed in several
           ----------------------
counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

     8.5.  Further Assurances.  Each party will execute and deliver such
           ------------------
instruments and take such other actions as the other party hereto may reasonably request in order to carry out the intent and purposes hereof and of the Merger Agreement.

     8.6.  Communications.  All notices and other communications hereunder shall
           --------------
be in writing and will be deemed to have been given if delivered by hand or express carrier, telecopied with acknowledgment of receipt, or mailed by first-class or by registered or certified mail, postage prepaid, addressed as follows:

          If to Respironics or Merger Subsidiary:

               Respironics, Inc.
               1501 Ardmore Boulevard
               Pittsburgh, Pennsylvania  15221
               Attention: Steven P. Fulton, Esquire
               Telecopier: 412-473-5021

          With a copy to:

               Reed Smith Shaw & McClay LLP
               James H. Reed Building
               435 Sixth Avenue
               Pittsburgh, PA  15219-1886
               Attention: Arlie R. Nogay, Esquire
               Telecopier:  412-288-3063


          If to Healthdyne:

               Healthdyne Technologies, Inc.
               1225 Kennestone Circle
               Marietta, GA  30066
               Attention: Leslie R. Jones, Esquire
               Telecopier:  770-429-2978

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Attention:  Blaine V. Fogg, Esquire
               Telecopy:  212-735-2000

               and

               Troutman Sanders LLP
               600 Peachtree Street, N.E.
               Suite 5200
               Atlanta, Georgia 30308-2216
               Attention:  James L. Smith III, Esquire
               Telecopy:  404-885-3900

or at such other address or addresses as may hereafter be furnished by the addressee party. All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when receipt acknowledged, if telecopied; and the next business day after being delivered to an overnight delivery service.

     8.7.  Expenses.  Each party shall pay its own expenses incident to
           --------
preparing for, entering into and carrying out this Agreement and to the consummation of the Merger, including fees of its accountants, attorneys and investment advisors, except that it is agreed that (i) each party shall pay the cost of printing and mailing the final Proxy Statement/Prospectus and other proxy materials to the shareholders of such party and (ii) the cost of printing and filing the Registration Statement and any blue sky materials and the costs of preparing and filing the applications for the regulatory clearances and/or approvals referred to in Section 2.1(b) hereof are expenses of Respironics.

     8.8.  Brokers.  Respironics and Healthdyne each represents and warrants
           -------
that except as disclosed in the Respironics Disclosure Letter and Healthdyne Disclosure Letter, respectively, neither it nor any of its subsidiaries is obligated to pay any brokerage commissions, finder's fees or other like payments in connection with the transactions contemplated hereby. Each party agrees to pay or discharge, and to indemnify and hold the other and its subsidiaries harmless from and against, any and all claims or liabilities for brokerage commissions, finder's fees and other like payments incurred by such party or its subsidiaries in connection with the transactions contemplated hereby.

     8.9.  Survival.  The representations and warranties of the parties
           --------
contained herein or in any document, schedule or certificate delivered in connection herewith will not survive the Closing and Effective Time but will expire with and be terminated and extinguished by the consummation of the Merger contemplated hereby.

     8.10.  Successors and Assigns; No Third Party Beneficiaries.  Neither this
            ----------------------------------------------------
Agreement nor the Merger Agreement, nor any of the rights or obligations of the parties hereunder or thereunder, may be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party. Subject to the preceding sentence, this Agreement and the Merger Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as provided in Sections 9.1 and 9.2 hereof, this Agreement is not intended to confer any right or benefit upon any person other than the parties hereto, and no provision hereof shall be enforceable other than by the parties hereto and their successors and permitted assigns.

     8.11.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws thereof, except as to matters governed by the GBCC.


                                   ARTICLE IX

                         POST-EFFECTIVE TIME COVENANTS
                         -----------------------------

     9.1.  Indemnification of Healthdyne Directors and Officers.
           ----------------------------------------------------

     (a) From and after the Effective Time, Respironics shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, an officer or director (the "Indemnified Party") of Healthdyne or any Healthdyne Subsidiary against all losses, claims, damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director or officer of Healthdyne or any Healthdyne subsidiary or is or was serving at the request of Healthdyne or any Healthdyne Subsidiary as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time of the Merger, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time of the Merger, to the full extent permitted under the GBCC or Healthdyne's Articles of Incorporation, By-laws or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified party becomes involved in any capacity in any Claim, then from and after the Effective Time of the Merger Respironics shall, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of a written affirmation in accordance with GBCC Section 14-2-853.

     (b) Respironics and Healthdyne agree that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Party as provided in Healthdyne's Articles of Incorporation and By-laws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time of the Merger to the extent such rights are consistent with the GBCC; provided that, in the event any claim or claims are asserted or made
      -------------
within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with
        ----------------
respect to whether an Indemnified Party's conduct complies with the standards set forth under the GBCC, Healthdyne's Articles of Incorporation or By-laws, as the case may be, shall be made by independent legal counsel in accordance with the GBCC and the indemnification agreements and; provided further, that nothing
                                                 ----------------
in this Section 9.1 shall impair any rights or obligations of any present or former directors or officers of Healthdyne.

     (c) In the event Respironics or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 9.1, proper provision shall be made so that the successors and assigns of Respironics assume the obligations set forth in this Section 9.1, and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

     (d) Respironics shall maintain Healthdyne's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time of the Merger; provided, that
                                                       --------
Respironics may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors and officers; provided, further, if the existing D&O Insurance expires or is
          -----------------
cancelled during such period, Respironics will use its best efforts to obtain substantially similar D&O Insurance.

     9.2.  Healthdyne Stock Option.
           -----------------------

     (a) At the Effective Time, each Healthdyne Option under the Healthdyne Option Plans, whether vested or unvested, shall be deemed to constitute an option (a "Substitute Option") to acquire, on the same terms and conditions as were applicable under such Healthdyne Option (which Substitute Option has become vested and exercisable in accordance with its terms and the terms of the applicable Healthdyne Option Plan), the same number of shares of Respironics Common Stock as the holder of such Healthdyne Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to
(y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Healthdyne Option divided by (z) the number of full shares of Respironics Common Stock deemed purchasable pursuant to such Healthdyne Option in accordance with the foregoing; provided, however, that in the case of any
                                  -----------------
Healthdyne Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, Respironics shall make all necessary arrangements with respect to the Healthdyne Option Plans to permit the assumption of the unexercised Healthdyne Options by Respironics pursuant to this Section 9.2.

     (b) Each holder of a Healthdyne Option outstanding immediately prior to the Effective Time pursuant to any Healthdyne Option Plan which shall not be exercisable at the Effective Time or which will expire prior to the expiration of the Restricted Period or as to which Substitute Options or shares of Respironics Common Stock issuable pursuant to Substitute Options could not be registered on Form S-8 (an "Unexercisable Option") who surrenders such Unexercisable Option to Healthdyne prior to the Effective Time for cancellation in connection with the Merger shall be entitled to receive in the Merger the number of shares of Respironics Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unexercisable Option, as determined pursuant to the terms of a stock option exchange agreement to be entered into at the time of such surrender among such holder, Healthdyne and Respironics (the "Stock Option Exchange Agreement"). Respironics shall register under the Securities Act on the Registration Statement filed in connection with the Merger all shares of Respironics Common Stock issuable pursuant to the Stock Option Exchange Agreements.

     (c) Respironics shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Respironics Common Stock for delivery upon exercise of Healthdyne Options. Immediately following the Effective Time of the Merger, Respironics shall file a registration statement on Form S-8 or another appropriate form with respect to the shares of Respironics Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Respironics shall administer Healthdyne Option Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent Healthdyne Option Plans complied with such rule prior to the Merger.

     (d) At or prior to the Closing, Respironics and Healthdyne will enter into Consulting Agreements with the persons listed on Appendix E hereto (the "Consulting Agreements"), the form of which shall be reasonably satisfactory to Respironics. The Consulting Agreements (x) will be for a term of six (6) months, (y) will provide that the Consultant will provide Respironics and Healthdyne various consulting services, as may be requested from time to time during such six (6) month period not to exceed five hours per week, to assist Respironics and Healthdyne in the integration of Healthdyne and its business with Respironics following the Merger, and (z) will provide for compensation to the Consultant based on the Consultant's normal and customary hourly rate in connection with the consulting services requested to be performed by Respironics or Healthdyne, together with reimbursement to the Consultant of actual out-of-pocket expenses incurred by the Consultant in performing the consulting services.

     9.3.  Respironics Benefit Plans.  (a)  As soon as administratively
           -------------------------
practicable following the Merger, Respironics shall take appropriate actions so that employees of Healthdyne and the Healthdyne Subsidiaries who become employees of Respironics or remain employees of Healthdyne or a Healthdyne Subsidiary shall be entitled to participate in generally applicable Respironics Employee Benefit Plans on the same basis as other similarly situated employees of Respironics and the Respironics Subsidiaries. Prior service of such employees with Healthdyne or a Healthdyne Subsidiary (including service with predecessor entities to the extent recognized under analogous Healthdyne Employee Benefit Plans) shall be counted in determining eligibility to participate in such plans and for purposes of vesting of benefits. Respironics shall use reasonable best efforts to waive (i) any preexisting condition restriction which was waived under the terms of analogous Healthdyne Employee Benefit Plan immediately prior to the Effective Time or (ii) waiting period limitation which would otherwise be applicable to a Healthdyne employee on or after the Effective Time to the extent such Healthdyne employee had satisfied any similar waiting period limitation under an analogous Healthdyne Employee Benefit Plan prior to the Effective Time.

     (b) After consummation of the Merger, Respironics shall have the right to amend or terminate any Healthdyne Employee Benefit Plan or combine any Healthdyne Employee Benefit Plan with a plan offered by Respironics or any Respironics Subsidiary, provided that such amendment, termination or combination is accomplished in accordance with the terms of the applicable plan(s) and all applicable laws.

     (c) Respironics shall honor, and shall cause the Surviving Corporation to honor, without modification, the terms and provisions of the Indemnification Agreements, the Non-Competition Agreements (except as modified or terminated as contemplated hereby in connection with the Employment Agreements referred to in
Section 2.2(f) hereof), the Split-Dollar Life Insurance Agreements and the Retirement Benefit Award Agreements in effect as of the date hereof, in each case between Healthdyne and the employees or directors of Healthdyne identified on Appendix F hereto. Respironics hereby acknowledges that the Merger will constitute a "Change of Control" for purposes of such Agreements, and agrees to abide by the provisions of any such Agreement which relate to a Change of Control, including the accelerated vesting and/or payment of benefits. Nothing contained herein shall prevent Respironics or the Surviving Corporation from terminating or ceasing payments under such Agreements to the extent permitted by the terms and provisions thereof except as prohibited by Section 9.1 hereof.

     9.4.  Transition Team.  Upon the execution and delivery of this Agreement,
           ---------------
Respironics and Healthdyne will establish a team consisting of employees from both entities for the purpose of integrating the two entities (the "Transition Team"). The Chief Executive Officer of Respironics, Dennis S. Meteny, will lead the Transition Team and the following persons will be members of the Transition
Team: Craig B. Reynolds, Robert D. Crouch, Daniel J. Bevevino and John L. Miclot. The Transition Team will choose one or more consultants to assist it in meeting its objective. The objective of the Transition Team will be to ensure that a proper process is in place and is used for integrating the two organizations and structuring the combined company. Mr. Meteny will provide progress reports to the Board of Directors of Respironics and Mr. Reynolds will provide progress reports to Healthdyne. Following consummation of the Merger, Mr. Meteny will provide progress reports to the Board of Directors of Respironics and the Transition Team will remain in place for such period as shall be deemed necessary by the Board of Directors of Respironics.

     9.5.  Nominees to Respironics Board.
           -----------------------------

     (a) As of the Effective Time, the Board of Directors of Respironics shall increase the size of Respironics Board of Directors by three persons and shall appoint Parker H. Petit (Class of 1998), J. Terry Dewberry (Class of 1999) and Craig B. Reynolds (Class of 2000) to fill the vacancies created thereby (the "Healthdyne Continuing Directors"). In connection with the election of Directors to be held at the Annual Meeting of the shareholders of Respironics to be held in November 1998 and at any adjournment or postponement thereof, the Nominating Committee of the Board of Directors of Respironics shall nominate for reelection to the Class of 2001 of the Respironics Board of Directors Mr. Petit. If any of the Healthdyne Continuing Directors shall be unwilling or unable to serve as a Director as of the Effective Time or shall cease to serve as members of the Respironics Board of Directors during his initial term by reason of resignation, removal, death or disability, or if Mr. Petit shall be unwilling or unable to be nominated for reelection to the Respironics Board of Directors at the 1998 Annual Meeting of Shareholders, the Healthdyne Continuing Directors shall be entitled to designate the person to be nominated in such person's stead, subject to reasonable approval of such person by the Respironics Directors.

     (b) At the Effective Time, Mr. Petit shall be appointed to the Nominating Committee of the Respironics Board of Directors.

     9.6.   Stipulation Regarding Litigation.  Contemporaneously with the
            --------------------------------
execution and delivery of this Agreement, Respironics and Healthdyne shall enter into a Stipulation in the form of Appendix G hereto in the matter pending in the United States District Court for the Western District of Pennsylvania captioned Respironics, Inc. v. Healthdyne Technologies, Inc., C.A. No. 97-1156 (Judge
--------------------------------------------------
Lancaster).

     9.7.  Directors and Officers Letters.  As soon as practicable and in any
           ------------------------------
event within one (1) week of the date hereof, Healthdyne and Respironics shall use their best efforts to cause each of their respective directors and executive officers who have not done so as of the date of this Agreement to execute the letter attached hereto as Appendices H and I, respectively.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

[CORPORATE SEAL]

Attest:                                     HEALTHDYNE TECHNOLOGIES, INC.



     /s/ Leslie R. Jones                By       /s/ Craig B. Reynolds
------------------------------              -------------------------------
       Leslie R. Jones                             Craig B. Reynolds
          Secretary                                President and CEO

[CORPORATE SEAL]

Attest:                                     RESPIRONICS, INC.



     /s/ Dorita A. Pishko               By      /s/ Dennis S. Meteny
------------------------------              -------------------------------
      Dorita A. Pishko,                            Dennis S. Meteny
          Secretary                                President and CEO

[CORPORATE SEAL]

Attest:                                     RIGA, INC.



     /s/ Dorita A. Pishko               By      /s/ Dennis S. Meteny
------------------------------              -------------------------------
       Dorita A. Pishko                            Dennis S. Meteny
          Secretary                                    President

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT dated as of November 10, 1997 by and among RIGA, INC., a Georgia corporation ("Merger Subsidiary"), Healthdyne Technologies, Inc., a Georgia corporation ("Healthdyne"), and Respironics, Inc., a Delaware corporation ("Respironics")

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Merger Subsidiary, Healthdyne and Respironics have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides, among other things, for the merger of Merger Subsidiary with and into Healthdyne (the "Merger");

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Merger, including the rights of the shareholders of Healthdyne, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  The Merger.  Subject to the terms and conditions of this Agreement and
         ----------
the Reorganization Agreement, and in accordance with the laws of the State of Georgia, at the Effective Time (as defined in Section 8.1 of the Reorganization Agreement) Merger Subsidiary shall be merged with and into Healthdyne, which shall be the surviving corporation (the "Surviving Corporation").

     2.  Articles of Incorporation and By-Laws.  Upon the Merger becoming
         -------------------------------------
effective, the Articles of Incorporation and By-Laws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws, respectively, of the Surviving Corporation; provided,
                                                                       --------
that such Articles or By-Laws shall be modified, if necessary, to conform to the obligations of Respironics pursuant to Section 9.1 of the Reorganization Agreement with respect to the provisions relating to indemnification and limitation of liability.

     3.  Board of Directors and Officers.  Upon the Merger becoming effective,
         -------------------------------
the Board of Directors of the Surviving Corporation shall consist of Dennis S. Meteny, Daniel J. Bevevino and Steven P. Fulton and the Officers shall consist of the persons listed on Schedule I hereto.

     4.  Conversion of Healthdyne Shares.  (a) Subject to the provisions of
         -------------------------------
Section 5 hereof with respect to the payment of fractional shares in cash, upon the Merger becoming effective, each share of Common Stock, par value $0.01 per share, of Healthdyne ("Healthdyne Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive such number (the "Exchange Ratio") of shares of Common Stock, par value $0.01 per share, of Respironics ("Respironics Common Stock") determined by dividing $24.00 by the Transaction Share Price (as hereinafter defined). No change will be made by reason of the Merger in the shares of Respironics Common Stock outstanding immediately prior to the Effective Time.

     (b) "Transaction Share Price" shall mean the weighted average of the closing prices of the Respironics Common Stock as reported on the National Market System ("NMS") of the National Association of Securities Dealers, Inc. ("NASD") for a period consisting of 20 consecutive trading days ending on the third trading day prior to the Closing Date, in each case as reported in The Wall Street Journal; provided, that if such weighted average
            -----------------------  --------
closing sales price is less than $26.03 per share of Respironics Common Stock, then the Transaction Share Price shall be $26.03 per share; and, provided
                                                                 --------
further, that if such weighted average closing sales price is greater than
-------
$31.03 per share of Respironics Common Stock, then the Transaction Share Price shall be $31.03.

     5.  Surrender and Exchange of Healthdyne Certificates; No Fractional
         ----------------------------------------------------------------
Shares.  (a) As promptly as practicable after the Effective Time but in any
------
event within seven (7) business days, Respironics shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of Healthdyne Common Stock transmittal materials and instructions for surrendering certificates for Healthdyne Common Stock ("Old Certificates") in exchange for a certificate or certificates for the number of whole shares of Respironics Common Stock to which such person is entitled under Section 4 hereof.

     (b) No certificates for fractional shares of Respironics Common Stock shall be issued in connection with the Merger. In lieu thereof, Respironics shall issue to any holder of Healthdyne Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by Respironics, a check for an amount of cash equal to the fraction of a share of Respironics Common Stock represented by the certificates so surrendered multiplied by the closing sale price of the Respironics Common Stock as reported on the NASD NMS on the last trading day prior to the Closing Date, as reported in The Wall Street Journal.
                                          -----------------------

     (c) After the Effective Time, there shall be no transfer on the stock transfer books of Healthdyne or Respironics of shares of Healthdyne Common Stock. If Old Certificates are presented for transfer after the Effective Time, they shall be canceled and certificates representing whole shares of Respironics Common Stock (and a check in lieu of any fractional share) shall be issued in exchange therefor as provided herein.

     (d) At or prior to the Effective Time, Respironics shall deposit with a bank or trust company selected by Respironics and reasonably acceptable to Healthdyne (the "Exchange Agent"), for the benefit of the holders of the certificates of Healthdyne Common Stock, for exchange in accordance with the terms of this Section 5, certificates representing the shares of Respironics Common Stock and the cash in lieu of fractional shares to be issued pursuant to
Section 4 hereof and paid pursuant to Section 5(b) hereof in exchange for outstanding shares of Healthdyne Common Stock.

     6.  Conversion of Merger Subsidiary Shares.  Upon the Merger becoming
         --------------------------------------
effective, each share of Common Stock, par value $0.01 per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive one (1) share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

     7.  Termination and Amendment.  Notwithstanding prior approval by the
         -------------------------
shareholders of Healthdyne, Merger Subsidiary or Respironics, this Agreement shall be terminated and the Merger shall be abandoned in the event that prior to the Effective Time the Reorganization Agreement is terminated as provided therein. Notwithstanding prior approval by the shareholders of Healthdyne, Merger Subsidiary or Respironics, this Agreement may be amended in any respect in the manner and subject only to the limitations set forth in Section 7.1 of the Reorganization Agreement.

     8  Counterparts; Headings.  This Agreement may be executed in several
        ----------------------
counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

     9  Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

[CORPORATE SEAL]

Attest:                                     HEALTHDYNE TECHNOLOGIES, INC.



     /s/ Leslie R. Jones                By       /s/ Craig B. Reynolds
------------------------------              -------------------------------
       Leslie R. Jones                             Craig B. Reynolds
          Secretary                                President and CEO

[CORPORATE SEAL]

Attest:                                     RIGA, INC.



     /s/ Dorita A. Pishko               By      /s/ Dennis S. Meteny
------------------------------              -------------------------------
      Dorita A. Pishko,                            Dennis S. Meteny
          Secretary                                President and CEO

[CORPORATE SEAL]

Attest:                                     RESPIRONICS, INC.



     /s/ Dorita A. Pishko               By      /s/ Dennis S. Meteny
------------------------------              -------------------------------
       Dorita A. Pishko                            Dennis S. Meteny
          Secretary                                    President

                                                                      APPENDIX B

               [Individuals to Enter Into Employment Agreements]


1.   Craig B. Reynolds
2.   John L. Miclot
3.   Robert E. Tucker
4.   Jeffrey North

                                                                      APPENDIX C


                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT, made as of November _____, 1997, by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), Healthdyne Technologies, Inc., a Georgia Corporation ("Healthdyne") and [NAME OF EXECUTIVE] ("Executive"). This Employment Agreement will be null and void in its entirety if the Company's currently contemplated acquisition of Healthdyne does not occur. Furthermore, if future benefits provided to [OFFICE] (other than base salary) become more favorable than those contained herein, Executive will receive the benefit of those changes.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company is engaged in the business of the design, development, manufacture, marketing and sale principally of respiratory and other medical equipment;

          WHEREAS, Executive has been employed by Healthdyne and will be employed by the Company after the Company acquires Healthdyne (the "Merger");

          WHEREAS, Healthdyne and Executive agree that their Non-Competition Agreement will become null and void in all respects effective upon the Closing of the Merger (the "Closing Date"), so that no "Change of Control" occurs for purposes of said Non-Competition Agreement, in consideration of the acquisition and Executive's employment with the Company;

          WHEREAS, Healthdyne and Executive further agree that neither Healthdyne nor the Company will owe Executive any monies as a result of Executive's change in employment from Healthdyne to the Company other than as expressly set forth or referred to herein;

          WHEREAS, Executive possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

          WHEREAS, the Company and Executive have agreed to execute and deliver this Agreement in consideration, among other things, of (i) the access Executive will have to confidential or proprietary information of the Company, (ii) the access Executive will have to confidential or proprietary information to be acquired hereafter by the Company, and (iii) Executive's receipt of compensation from time to time by the Company; and

          WHEREAS, the Company desires to retain the services of Executive, and Executive is willing to accept employment with the Company, upon the terms contained in the attached offer letter and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Executive, and Executive hereby agrees to be employed by the Company, upon the following terms and conditions:

                                   ARTICLE I

                                   EMPLOYMENT
                                   ----------

          1.01. Office. Effective at the Closing Date, Executive will be
                ------
employed as Vice President, New Product Development of the Company, having such duties and responsibilities as are commensurate with such position and title. Executive shall report to the Senior Vice

President, New Product Development of the Company and shall also perform such other duties unrelated to his title and position as may be mutually agreed upon by Executive and the Company. In such capacity or capacities Executive shall use his best energies or abilities in the performance of his duties hereunder and as prescribed in the By-Laws of the Company.

          1.02. Term. Subject to the terms and provisions of Article II hereof,
                ----
Executive shall be employed by the Company for a period of three years (the "Term"), commencing on the Closing Date. Subject to the terms and provisions of
Article II hereof, the Term shall automatically be extended for an additional year unless, not less than ninety (90) days prior to the expiration of the then-current first year of the Term, either Executive or the Company shall advise the other that the Term will not be further extended. "Term" shall also include any extensions or renewals of the original Term.

          1.03. Base Salary. After March 1, 1998, compensation shall be paid to
                -----------
Executive by the Company at the rate of $_______________ per annum (the "Base Salary"), payable bi-weekly. The Base Salary to be paid to Executive may be adjusted upward by the Board of Directors of the Company at any time (but not less frequently than annually) based upon Executive's contribution to the success of the Company and on such other factors as the Board of Directors of the Company shall deem appropriate. Executive's first annual review shall occur in November 1998 with any resulting salary increase becoming effective in February 1999.

          1.04. Executive Benefits. At all times during the Term, Executive
                ------------------
shall have the right to participate in and receive benefits under and in accordance with the then-current provisions of all incentive, profit sharing, retirement, stock option or purchase plans, life, health and accident insurance, hospitalization and other incentive and benefit plans or programs (except for any such plan in which Executive may not participate pursuant to the terms of such plan or ExecutiveOs geographic location) which the Company may at any time or from time to time have in effect for executive employees of the Company or its subsidiaries, Executive's participation to be on a basis commensurate with other executive employees considering their respective responsibilities and compensation. Prior service of Executive with Healthdyne or a Healthdyne Subsidiary (including service with predecessor entities to the extent recognized under analogous Healthdyne benefit plans) shall be counted in determining eligibility to participate in Company plans and for purposes of vesting. Executive shall also be entitled to be reimbursed for all reasonable expenses incurred by him in the performance of his duties hereunder. For the period from January 1, 1998 through the Closing Date, Executive shall be entitled to a pro rata normal and customary bonus from Healthdyne's bonus plan in accordance with the terms of that plan as of the date hereof. Also, the Company will pay Executive for all accrued, but unpaid, vacation pay due Executive by Healthdyne through the Closing Date.

          1.05. Principal Place of Business. The headquarters and principal
                ---------------------------
place of business of the Company is located in Pittsburgh, Pennsylvania. For Executive's convenience, Executive's principal place of business will be in Marietta, Georgia, and he will reside within a reasonable distance thereof.

                                   ARTICLE II

                                  TERMINATION
                                  -----------

          2.01. Illness, Incapacity. If, during the Term of Executive's
                -------------------
employment hereunder, the Board of Directors of the Company shall determine that Executive shall be prevented from effectively performing all his duties hereunder by reason of illness or disability, confirmed by a physician mutually acceptable to Executive and the Company, and such failure so to perform shall have continued for a period of not less than six months, then the Company may, by written notice to Executive, terminate Executive's employment hereunder effective at any time after such six month period. Upon delivery to Executive of such notice, together with payment of any salary accrued and unpaid under Section 1.03 hereof, Executive's employment and all obligations of the Company under Article I (except any obligation for vested benefits) hereof shall forthwith terminate. The obligations of Executive under Articles III and IV per Sections 4.02, 4.04,
4.06 and 4.07 hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.01.

          2.02. Death. If Executive dies during the Term of his employment
                -----
hereunder, Executive's employment hereunder shall terminate and all obligations of the Company hereunder, other than any obligations with respect to the payment of accrued, unpaid salary and vested benefits, shall terminate.

          2.03. Company Termination. (a) For Cause. In the event that, in the
                -------------------
reasonable judgment of the Board of Directors of the Company after a meeting at which Executive is given reasonable notice and afforded an opportunity to attend, be heard and be accompanied by a lawyer, Executive shall have (a) been guilty of any act of dishonesty material with respect to the Company, (b) been convicted of a crime involving moral turpitude, (c) intentionally disregarded the material provisions of this Agreement or d)Eintentionally disregarded express instructions of the Board of Directors of the Company with respect to material matters of policy continuing (in the case of clause (d)) for a period of not less than thirty (30) days after notice of such disregard, the Company may terminate this Agreement effective at such date as it shall specify in a written notice to Executive. Any such termination by the Company shall be deemed to be termination "for cause". Upon delivery to Executive of such notice of termination, together with payment of any salary accrued and unpaid under
Section 1.03 hereof and vested benefits for which the Company is obligated, Executive's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Executive under Articles III and IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.03(a).

          (b) Without Cause. Executive's employment hereunder may be terminated
              -------------
at any time by the Company without cause if the Board of Directors of the Company, by resolution duly adopted by the Board, so determines. Except as set forth in Section 2.05 hereof, all obligations of the Company under Article I cease upon termination. The obligations of Executive under Articles III and IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.03(b).

          2.04. Executive Termination. (a) Executive agrees to give the Company
                ---------------------
ninety (90) days prior written notice of the termination of his employment with the Company. Simultaneously with such notice, Executive shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. In the event Executive has terminated his employment with the Company because there has been: (i)Ea material downgrading in Executive's duties, titles or responsibilities for the Company, (ii)Ea change in ExecutiveOs principal place of business to a location not within 30 miles of its present location, (iii)Eany significant and prolonged increase in the traveling requirements applicable to the discharge of Executive's responsibilities, (iv) any breach of the Company of its duties or obligations pursuant to this Agreement which has not been cured within thirty (30) days after notice of such breach, (v) any failure of any successors to the Company after a Change of Control (as defined herein) to assume the obligations of the Company hereunder, (vi) if the Company imposes as a condition to any renewal or extension of this Agreement any adverse change in any material term or provision of this Agreement or (vii) any other significant material adverse change in working conditions, responsibilities or prestige, Executive shall be entitled to the compensation provided for in Section 2.05 upon such termination.

          (b) In the event Executive has terminated his employment for other reasons, Executive will receive nothing if he terminates within 18 months of the Closing Date or he terminates more than 24 months after the Closing Date. Executive will receive W-2 wages (averaged over the past three years), Company-paid health insurance continuation, and car allowance continuation for 12 months if he terminates between 18 and 24 months after the Closing Date upon 30 days notice. Any such payment under this section will constitute the sole and complete amount owed to Executive under this Agreement and he shall be entitled to no other payments under this Agreement which may have been otherwise due.

          (c) All obligations of the Company under Article I shall cease upon termination, except for the payment of any salary accrued and unpaid under
Section 1.03 hereof other than vested benefits. The obligations of Executive under Articles III and IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.04.

          2.05. Termination Payments - Discharge Without Cause. If the Company
                ----------------------------------------------
terminates Executive's employment without cause pursuant to Section 2.03(b), Executive shall for the greater of two years or the balance of the Term be entitled to W-2 wages (averaged over the past three years), Company-paid health insurance continuation, and car allowance continuation.

          2.06. Termination Payments - After Certain Changes of Control. (a) If
                -------------------------------------------------------
Executive or the Company (except pursuant to Section 2.03(a) hereof) terminates this Agreement during the Term upon or after the occurrence of a Business Combination not approved by a majority of Disinterested Directors then in office, as those terms are defined in Article Ninth of the Company's Certificate of Incorporation, Executive shall be paid an amount equal to three times Executive's average W-2 wages over the past three years, such payment to be made in a lump sum within sixty (60) days of termination. Executive also shall be entitled to Company-paid health insurance continuation and car allowance continuation for three (3) years.

          (b) As used herein a "Change of Control" shall be deemed to have occurred if (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% of the Company's outstanding common stock, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that, in the absence of a majority vote of the directors to the contrary, the sale, lease, exchange or other disposition (in one transaction or a series of related transactions) of less than 70% of the total fair market value of all of the assets of the Company immediately prior to such transaction or transactions shall not be deemed to be a Change in Control and provided further that the transaction or transactions which involve the sale, lease, exchange or other disposition of 70% or more of the total fair market value of all of the assets of the Company immediately prior to such transaction or transactions shall be deemed to be a Change in Control even if approved by the Board of Directors of the Company.

          2.07. Termination Payments - Taxes  The parties hereto agree that the
                ----------------------------
Termination Payments are reasonable compensation in consideration of the Executive's adherence to the terms of Article IV hereof. Neither party shall contest the payment of such benefits as constituting an "excess parachute payment" within the meaning of Section 280G(b)(I) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that Executive becomes entitled to the Termination Payments and Executive becomes subject to the tax imposed by
Section 4999 of the Code (the "Excise Tax") as a result of the Compensation Payments and any other benefits or payments required to be taken into account under Code Section 280G(b)(2)("Parachute Payments"), the Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Parachute Payments and any Federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Parachute Payments determined prior to the application of this paragraph. For purposes of determining the amount of the Parachute Payments, no payments or benefits shall be included if, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive, such payments or benefits (in whole or in part) do not constitute Parachute Payments, or such payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code. The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors. For purposes of determining the amount of the Gross-Up-Payment, Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up-Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax payable by Executive is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided for in
Section 1274(b)(2)(B) of the Code ("Repayment Amount"). In the event that the Excise Tax payable by Executive is determined to exceed the amount taken into account thereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined ("Additional Gross-up"). The obligation to pay any Repayment Amount or Additional Gross-up shall remain in effect under this Agreement for the entire period during which the Executive remains liable for the Excise Tax, including the period during which any applicable statute of limitation remains open.


                                  ARTICLE III

                          EXECUTIVE'S ACKNOWLEDGMENTS
                          ---------------------------

          Executive recognizes and acknowledges that in the course of Executive's employment by the Company: (a) he will be privy to certain confidential and proprietary information which constitutes trade secrets as defined in the Uniform Trade Secrets Act and as adopted by the various states (the "Act"); and (b) he will be privy to certain other confidential and/or proprietary information that may not constitute trade secrets as defined in the Act.

          Executive acknowledges that the Company must protect both above kinds of information from disclosure or misappropriation, and Executive further acknowledges that the processes, machines, technical documentation, computer programs, customer lists, business plans, marketing plans and techniques, pricing data, financial data, marketing programs, customer files, financial institution files, technical expertise and know how, and other information and trade secrets, whether as defined in the Act or which may lie beyond it (collectively the "Property"), which have been or will be provided to Executive by the Company, are unique, confidential and proprietary Property of the Company and by the provision of such Property to Executive, the Company is not conveying any ownership or other interest to Executive. Executive acknowledges that such confidential and proprietary information derives independent, actual, and potential commercial value from not being generally, readily ascertainable through independent development and is the subject of efforts by the Company that are reasonable under the circumstances to maintain its secrecy. Property shall not include any information that is in the public domain, so long as such information is not in the public domain as a result of any action or inaction by Executive which would constitute a violation of this Agreement or the Company's policies with respect to such Property. Executive agrees to hold in trust and confidence for the Company and to not to disclose to any third party, without prior written consent of the Company, said Property and information, whether it is tangible or intangible. Executive further agrees not to use any such confidential information or trade secrets to his/her personal benefit or for the benefit of any third party.

          Executive further acknowledges that for purposes of interpreting Articles III and IV of this Employment Agreement, covenants and obligations of Executive with respect to the Company apply equally with respect to its affiliates. Executive also acknowledges that Property belongs to the Company and agrees to return to the Company all such information and Property which is tangible upon the termination of the Employment.

          Executive acknowledges that the use, misappropriation, or disclosure of the Property would constitute a breach of trust and could cause irreparable injury to the Company, and it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Property be kept secret and that Executive not disclose the Property to others or use the property to Executive's own advantage or the advantage of others.

          Executive further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC
(S) 1 et seq.  In the event of publication of such materials, Executive
      ------
understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Executive by-line credit on such materials as the Company may deem appropriate.

                                   ARTICLE IV

                      EXECUTIVE'S COVENANTS AND AGREEMENTS
                      ------------------------------------

          4.01. Non-Disclosure of Property. Executive agrees to hold and
                --------------------------
safeguard the Property in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any confidential information that constitutes trade secrets, whether or not developed by Executive, except as required in the performance of Executive's duties to the Company. Executive and the Company agree that Executive's obligations under the above non-disclosure provision as it relates to confidential information that does not constitute trade secrets shall apply for a period of three (3) years following the termination of the Executive.

          4.02. Disclosure of Works and Inventions/Assignment of Patents and
                ------------------------------------------------------------
Other Rights. (a) Executive shall disclose promptly to the Company or its
------------
nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment, and shall be binding upon Executive's assigns, executors, administrators and other legal representatives.

          (b) Executive agrees that in the event of publication by Executive of written or graphic materials the Company will retain and own all rights in said materials, including right of copyright.

          4.03. Duties.  Executive agrees to devote his best efforts full time
                ------
to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply in all material respects with all rules, regulations and instruments established or issued by the Company and made known to Executive. Executive further agrees that during the term of this Agreement, Executive shall not, directly or indirectly, engage in any business which would detract from Executive's ability to apply his best efforts to the performance of his duties hereunder. Executive also agrees that he shall not usurp any corporate opportunities of the Company.

          4.04. Return of Materials. Upon the termination of Executive's
                -------------------
employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Property.

          4.05. Restrictions on Competition. Executive acknowledges that as Vice
                ---------------------------
President, New Product Development, he will be a "high impact" person in the Company's business who is in possession of selective and specialized skills, learning abilities, supplier and customer contacts, and supplier and customer information as a result of his relationship with the Company, and agrees that the Company has a substantial business interest in the covenant described below. Executive further acknowledges that he is involved at the highest level in the development of improvements and innovations in existing products and new products, and works directly with the Senior Vice President for New Product Development, and thereby has regular and significant contact with customers and suppliers of the Company nationally and internationally, and that he has access to and responsibility for trade secret and confidential information pertaining to the business of the Company, its products, and plans. In recognition of that status, Executive covenants and agrees that during the period of Executive's employment hereunder plus a period of two years (or such longer period, not in excess of three years, to the extent termination payments are paid to Executive pursuant to (s)2.04, 2.05 or 2.06 for a period in excess of two years) following the termination of Executive's employment, including without limitation termination by the Company for cause or without cause (excepting a termination pursuant to Section 2.01 and also excepting an Executive termination under 2.04(b) for which the non compete is coextensive with the length of payments herein for which this non-competition period is one
(1) year), Executive shall not, in the United States of America engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder (other than as a shareholder owning up to 5% of the outstanding stock of any company whose stock is publicly traded and listed on a national securities exchange or included in NASDAQ), alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean and include any person, corporation or other entity which develops, manufactures, sells, markets or attempts to develop, manufacture, sell or market any product or services which are included in the following categories: ventilation, sleep therapy or diagnostics, oxygen delivery, oximetry, patient interface, any new products commercialized by the Company during Executive's employment, or any product which on the date of termination of Executive's employment hereunder is actively in the concept or development stage with significant committed ongoing financial resources; provided, however, that for purposes of determining what constitutes a Competing Business there shall not be included (x) any product or service of any entity which product or service Executive determines is not material to the business or prospects of the Company and which product or service the Company's Board, having been requested to do so by Executive, also so determines; the parties agree that any product which has been marketed in the United States for five years and has not achieved a five percent revenue level for the Company is not material for purposes of this provision; or (y) any product or service of any entity so long as the Executive and such entity can demonstrate to the reasonable satisfaction of the Company that Executive is and will continue to be effectively isolated from, and not participate in the development, manufacture, sale or marketing of, such product or service, but only so long as Executive is effectively so isolated and does not so participate. To trigger this provision, the Executive and entity must perform the following: (i) the Executive must provide the Company with a letter pledging that he will abide by this Agreement, and (ii) the prospective/new employer must provide a letter acknowledging that it is aware of the Executive's obligations hereunder, it recognizes that those obligations are material to the Company and that the Company believes that violation of those obligations will cause the Company irreparable harm. The letter also must contain a pledge by the new/prospective employer that it will abide by those obligations. In the event the employment of Executive terminates at the conclusion of the Term before Executive obtains the age of 65 and because the Company has elected not to further extend the Term pursuant to (s)1.02, then the provisions of this
(s)4.05 and (s)'s 4.06 and 4.07 shall not be applicable after the conclusion of the Term unless the Company advises Executive at least six months prior to conclusion of the Term that it will continue to pay the Base Salary in effect at conclusion of the Term for such two-year period or such shorter portion thereof as the Company may specify (which specification shall foreshorten such two-year period accordingly) and the Company pays such amounts during such two-year or shorter period.

          4.06. Non-Solicitation of Customers and Suppliers. Executive agrees
                -------------------------------------------
that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company, with respect to any products competitive with those of the Company. Executive further agrees that for two years following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers of the Company with respect to any products competitive with those of the Company.

          4.07. Non-Solicitation of Employees. Executive agrees that, during his
                -----------------------------
employment with the Company and for two years following termination of Executive's employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company without permission from the Company.

                                   ARTICLE V

                   EXECUTIVE'S REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          5.01. No Prior Agreements. Executive represents and warrants that he
                -------------------
is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Executive further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities other than Healthdyne.

          5.02. Executive's Abilities. Executive acknowledges that it would
                ---------------------
cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.

          5.03. Remedies. In the event of a breach by Executive of the terms of
                --------
this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          6.01. Authorization to Modify Restrictions. It is the intention of the
                ------------------------------------
parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

          6.02. Entire Agreement. This Agreement along with the offer letter
                ----------------
represent the entire agreement of the parties with respect to the employment of Executive by the Company and may be amended only by a writing signed by each of them.

          6.03. Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the Commonwealth of Pennsylvania.

          6.04. Consent to Jurisdiction; Venue. Executive hereby irrevocably
                ------------------------------
submits to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania in any action or proceeding arising out of or relating to this Agreement that cannot be finally resolved by arbitration pursuant to Section 6.05 hereof (and for enforcement of any such arbitration decision), and Executive hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Executive hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum. Nothing in this Section 6.04 shall affect the right of the Company to bring any action or proceeding against Executive or his property in the courts of other jurisdictions where the Executive resides or has his principal place of business or where such property is located.

          6.05.  Arbitration.  Unless the party seeking relief is seeking relief
                 -----------
not available through arbitration hereunder (see Section 6.04), any dispute related to this Agreement shall be referred to arbitration by three arbitrators selected from a list of arbitrators affiliated with American Arbitration Association ("AAA") who are familiar with executive employment matters, with one arbitrator being selected by the Company, one arbitrator being selected by Executive, and the third arbitrator being selected jointly by the two arbitrators selected by the Company and by Executive. The decision of a majority of the arbitrators shall constitute the arbitral decision. The arbitration hereunder, shall be conducted pursuant to the rules and procedures of AAA then in effect and otherwise in such manner as the arbitrator or arbitrators shall determine and shall be conducted in Pittsburgh, Pennsylvania. All parties shall cooperate with each other to expedite the arbitration process as much as possible so that the dispute can be resolved as quickly as possible and with as little cost as possible. The arbitral decision shall be final, binding and conclusive on the parties and may be entered, if necessary, in a court of competent jurisdiction with the same force and effect as a final and binding judgment. The arbitrators shall further be authorized to allocate or assess the costs of arbitration, including attorneys' fees, between the respective parties. If the arbitrators do not award costs and expenses, then each party shall bear its own costs and expenses, including attorneys' fees, and the cost of the arbitration shall be paid by the party whose position in the arbitration does not prevail.

          6.06. Agreement Binding. The obligations of Executive under this
                -----------------
Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

          6.07. Counterparts, Section Headings. This Agreement may be executed
                ------------------------------
in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

          6.08. Notices. All notices, requests, demands and other communications
                -------
hereunder shall be in writing and shall be deemed to have been duly given if (a) hand delivered or (b) mailed, registered mail, first class postage paid, return receipt requested, or (c) sent via overnight delivery service or courier, delivery acknowledgment requested, or (d) via any other delivery service with proof of delivery:

          if to the Company:

          Respironics, Inc.
          1501 Ardmore Boulevard
          Pittsburgh, PA  15221-4401
          Attn:  President

          if to Executive, at the address set forth on the signature page hereof or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

          6.09. Attorneys Fees. The Company shall pay, or reimburse Executive
                --------------
for reasonable attorneys fees incurred by Executive in connection with the negotiation of this Agreement.

          Executive acknowledges that he has read and understands the foregoing provisions and that such provisions are reasonable and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

Witness:                                    [NAME OF EXECUTIVE]


------------------------------              ------------------------------


                                            Address:
                                                    ----------------------

                                                    ----------------------

                                                    ----------------------



Attest:                                     RESPIRONICS, INC.


                                            By:
------------------------------                 ---------------------------

      Secretary                             Title:
                                                  ------------------------

[Corporate Seal]

                                            HEALTHDYNE TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------

                                            Title:
                                                  ------------------------

[Corporate Seal]

                       SUPPLEMENTAL EMPLOYMENT AGREEMENT
                       ---------------------------------

          THIS AGREEMENT, made as of November ______, by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), and [NAME OF EXECUTIVE] ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Executive possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

          WHEREAS, the Company and Executive have agreed to execute and deliver this Agreement in consideration, among other things, of (i) the access Executive will have to confidential or proprietary information of the Company, (ii) the access Executive will have to confidential or proprietary information to be acquired hereafter by the Company, and (iii) the willingness of the Company to grant ____________ stock options to Executive on or about the commencement of his employment.

          NOW, THEREFORE, intending to be legally bound and in consideration of the stock options made available by Company to Executive, the Company and Executive agree as follows.

                                   ARTICLE I

                          EXECUTIVE'S ACKNOWLEDGMENTS
                          ---------------------------

          Executive recognizes and acknowledges that in the course of Executive's employment by the Company: (a) he will be privy to certain confidential and proprietary information which constitutes trade secrets as defined in the Uniform Trade Secrets Act and as adopted by the various states (the "Act"); and (b) he will be privy to certain other confidential and/or proprietary information that may not constitute trade secrets as defined in the Act.

          Executive acknowledges that the Company must protect both above kinds of information from disclosure or misappropriation, and Executive further acknowledges that the processes, machines, technical documentation, computer programs, customer lists, business plans, marketing plans and techniques, pricing data, financial data, marketing programs, customer files, financial institution files, technical expertise and know how, and other information and trade secrets, whether as defined in the Act or which may lie beyond it (collectively the "Property"), which have been or will be provided to Executive by the Company, are unique, confidential and proprietary Property of the Company and by the provision of such Property to Executive, the Company is not conveying any ownership or other interest to Executive. Executive acknowledges that such confidential and proprietary information derives independent, actual, and potential commercial value from not being generally, readily ascertainable through independent development and is the subject of efforts by the Company that are reasonable under the circumstances to maintain its secrecy. Property shall not include any information that is in the public domain, so long as such information is not in the public domain as a result of any action or inaction by Executive which would constitute a violation of this Agreement or the Company's policies with respect to such Property. Executive agrees to hold in trust and confidence for the Company and to not to disclose to any third party, without prior written consent of the Company, said Property and information, whether it is tangible or intangible. Executive further agrees not to use any such confidential information or trade secrets to his/her personal benefit or for the benefit of any third party.

          Executive further acknowledges that for purposes of interpreting Articles I and II of this Agreement, covenants and obligations of Executive with respect to the Company apply equally with respect to its affiliates. Executive also acknowledges that Property belongs to the Company and agrees to return to the Company all such information and Property which is tangible upon the termination of the Employment.

          Executive acknowledges that the use, misappropriation, or disclosure of the Property would constitute a breach of trust and could cause irreparable injury to the Company, and it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Property be kept secret and that Executive not disclose the Property to others or use the property to Executive's own advantage or the advantage of others.

          Executive further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC
(S) 1 et seq.  In the event of publication of such materials, Executive
      ------
understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Executive by-line credit on such materials as the Company may deem appropriate.

                                   ARTICLE II

                      EXECUTIVE'S COVENANTS AND AGREEMENTS
                      ------------------------------------

          2.01. Non-Disclosure of Property. Executive agrees to hold and
                --------------------------
safeguard the Property in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any confidential information that constitutes trade secrets, whether or not developed by Executive, except as required in the performance of Executive's duties to the Company. Executive and the Company agree that Executive's obligations under the above non-disclosure provision as it relates to confidential information that does not constitute trade secrets shall apply for a period of three (3) years following the termination of the Executive.

          2.02. Disclosure of Works and Inventions/Assignment of Patents and
                ------------------------------------------------------------
Other Rights. (a) Executive shall disclose promptly to the Company or its
------------
nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment, and shall be binding upon Executive's assigns, executors, administrators and other legal representatives.

          (b) Executive agrees that in the event of publication by Executive of written or graphic materials the Company will retain and own all rights in said materials, including right of copyright.

          2.03. Duties. Executive agrees to devote his best efforts full time to
                ------
the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply in all material respects with all rules, regulations and instruments established or issued by the Company and made known to Executive. Executive further agrees that during the term of this Agreement, Executive shall not, directly or indirectly, engage in any business which would detract from Executive's ability to apply his best efforts to the performance of his duties hereunder. Executive also agrees that he shall not usurp any corporate opportunities of the Company.

          2.04. Return of Materials. Upon the termination of Executive's
                -------------------
employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Property.

          2.05. Non-Solicitation of Employees. Executive agrees that, during his
                -----------------------------
employment with the Company and for two years following termination of Executive's employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company without permission from the Company.

                                  ARTICLE III

                   EXECUTIVE'S REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          3.01. No Prior Agreements. Executive represents and warrants that he
                -------------------
is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article II hereof. Executive further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities other than Healthdyne.

          3.02. Remedies. In the event of a breach by Executive of the terms of
                --------
this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                   ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          4.01. Authorization to Modify Restrictions. It is the intention of the
                ------------------------------------
parties that the provisions of Article II hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

          4.02. Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the Commonwealth of Pennsylvania.

          4.03. Consent to Jurisdiction; Venue. Executive hereby irrevocably
                ------------------------------
submits to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania any action or proceeding arising out of or relating to this Agreement that cannot be finally resolved by arbitration pursuant to Section
4.04 hereof (and for enforcement of any such arbitration decision), and Executive hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Executive hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum. Nothing in this Section 4.03 shall affect the right of the Company to bring any action or proceeding against Executive or his property in the courts of other jurisdictions where the Executive resides or has his principal place of business or where such property is located.

          4.04. Arbitration.  Unless the party seeking relief is seeking relief
                -----------
not available through arbitration hereunder (see Section 4.03), any dispute related to this Agreement shall be referred to arbitration by three arbitrators selected from a list of arbitrators affiliated with American Arbitration Association ("AAA") who are familiar with executive employment matters, with one arbitrator being selected by the Company, one arbitrator being selected by Executive, and the third arbitrator being selected jointly by the two arbitrators selected by the Company and by Executive. The decision of a majority of the arbitrators shall constitute the arbitral decision. The arbitration hereunder, shall be conducted pursuant to the rules and procedures of AAA then in effect and otherwise in such manner as the arbitrator or arbitrators shall determine and shall be conducted in Pittsburgh, Pennsylvania. All parties shall cooperate with each other to expedite the arbitration process as much as possible so that the dispute can be resolved as quickly as possible and with as little cost as possible. The arbitral decision shall be final, binding and conclusive on the parties and may be entered, if necessary, in a court of competent jurisdiction with the same force and effect as a final and binding judgment. The arbitrators shall further be authorized to allocate or assess the costs of arbitration, including attorneys' fees, between the respective parties. If the arbitrators do not award costs and expenses, then each party shall bear its own costs and expenses, including attorneys' fees, and the cost of the arbitration shall be paid by the party whose position in the arbitration does not prevail.

          4.05. Agreement Binding. The obligations of Executive under this
                -----------------
Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

          4.06. Counterparts, Section Headings. This Agreement may be executed
                ------------------------------
in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

          4.07. Notices. All notices, requests, demands and other communications
                -------
hereunder shall be in writing and shall be deemed to have been duly given if (a) hand delivered or (b) mailed, registered mail, first class postage paid, return receipt requested, or (c) sent via overnight delivery service or courier, delivery acknowledgment requested, or (d) via any other delivery service with proof of delivery:

          if to the Company:

          Respironics, Inc.

          1501 Ardmore Boulevard

          Pittsburgh, PA  15221-4401

          Attn:  President

          if to Executive, at the address set forth on the signature page hereof or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

          Executive acknowledges that he has read and understands the foregoing provisions and that such provisions are reasonable and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

Witness:                                    [NAME OF EXECUTIVE]


------------------------------              ------------------------------


                                            Address:
                                                    ----------------------

                                                    ----------------------

                                                    ----------------------

Attest

                                            RESPIRONICS, INC.


                                            By:
------------------------------                 ---------------------------

      Secretary                             Title:
                                                  ------------------------

                                                                      APPENDIX D



November 10, 1997

Craig B. Reynolds
President and CEO
Healthdyne Technologies, Inc.
1225 Kennestone Circle
Marietta, GA  30066

Dennis S. Meteny
President and CEO
Respironics, Inc.
1501 Ardmore Blvd.
Pittsburgh, PA  15221-4401


          Re:  Corporate Services Agreement and Tradename License
               Agreement
               ---------------------------------------------------

Gentlemen:

          Reference is made to that certain Corporate Services Agreement dated April 21, 1995 (the "Matria Services Agreement") between Matria Healthcare, Inc. ("Matria") and Healthdyne Technologies, Inc. ("Healthdyne") and that certain Tradename License Agreement dated April 21, 1995 (the "Matria License Agreement" and, together with the Matria Services Agreement, the "Matria Agreements") between Matria and Healthdyne.

          1. Purpose of Letter. The purpose of this letter is to confirm our agreement to amend the terms of the Matria Agreements in the manner described herein, effective at the Effective Time of the Merger (each as defined in the Agreement and Plan of Reorganization dated as of November 10, 1997 (the "Reorganization Agreement") by and among Respironics, Inc. ("Respironics"), RIGA, Inc. and Healthdyne). Matria understands that execution of this letter agreement is a material inducement for Respironics to enter into the Reorganization Agreement.

          2. Effective Date of Agreements in this Letter. The amendments to the Matria Agreements set forth in this letter shall become effective at the Effective Time. This letter will terminate and be of no further force and effect upon termination of the Reorganization Agreement in accordance with its terms. Prior to the earlier of (i) the Effective Time and (ii) termination of the Reorganization Agreement in accordance with its terms, Matria shall not amend or terminate either of the Matria Agreements without the prior written consent of Respironics or take any actions under or with respect to the Matria Agreements inconsistent with the terms and purposes of this letter.

Respironics, Inc.                                              November 10, 1997


          3. Waiver of Rights in Connection with the Merger and Upon a Change of Control. Matria waives any rights it may have to terminate the Matria Agreements in connection with or as a result of the Merger, including without limitation the right to terminate the Matria License Agreement as a result of a Change of Control (as defined in the Matria License Agreement).

          4. Amendments to Matria Services Agreement. The term of the Matria Services Agreement shall be extended until 12 months after the Effective Time of the Merger, after which it may be terminated upon 6 months prior written notice. The fees and charges payable to Matria under the Matria Services Agreement for any services provided on or after the Effective Time of the Merger shall be as provided in the Matria Services Agreement. The type of services to be provided by Matria under the Matria Services Agreement shall be limited to the types of services provided as of the date hereof.

          5. Amendments to Matria License Agreement. The license granted to Healthdyne under the Matria License Agreement shall be exclusive with respect to respiratory and cardiopulmonary medical devices, except for existing uses by Matria of the Mark, as defined in the Matria License Agreement, as of the date of this letter. The duration of the license granted under the Matria License Agreement shall be perpetual. Matria shall grant to Healthdyne a right of first refusal to purchase the Mark in the event that Matria shall determine to sell or terminate use of the Mark or permit the Mark to lapse. Nothing contained herein shall limit use of the Mark by Healthdyne Information Enterprises, Inc. ("HIE") in accordance with the terms of HIE's existing license agreement with Matria.

          6. Amendments Regarding Termination Rights. Matria shall not terminate either of the Matria Agreements other than in the case of a breach by Healthdyne that has not been cured within 30 days of notice adequately describing such breach.

          Please acknowledge your agreement with the foregoing by signing this letter in the space provided below and returning it to

Respironics, Inc.                                              November 10, 1997


the undersigned. This letter may be signed in counterparts and upon facsimiles, but all such counterparts and facsimiles shall constitute one and the same agreement.

                                            MATRIA HEALTHCARE, INC.



                                       By:  /s/ Parker H. Petit
                                            -------------------------

                                       Title:  Chairman
                                             ------------------------

Acknowledged and agreed this
10th day of November, 1997

HEALTHDYNE TECHNOLOGIES, INC.


By:   /s/ Craig B. Reynolds
   ---------------------------
Title:         CEO
      ------------------------


RESPIRONICS, INC.


By:    /s/ Steven P. Fulton
   ----------------------------
Title:  Vice President & General Counsel
      ----------------------------------

                                                                      APPENDIX E


                  [Individuals to Sign Consulting Agreements]

1.  Leslie Jones
2.  Wayne Boylston
3.  Paul Yokubinas

                                                                      APPENDIX F

 [Directors and Officers Whose Agreements Will Be Honored After Effective Time]

Retirement Benefit Awards
-------------------------

1.  Wayne Boylston
2.  Joseph Cairo
3.  George Cavagnaro
4.  Andrew Coe
5.  Arie Cohen
6.  Leslie Jones
7.  John Miclot
8.  Jeff North
9.  Vincent Persano
10.  Craig Reynolds
11.  Gerry Richardson
12.  John Servidio
13.  Robert Tucker
14.  Steve Combs


Non-Competition Agreements
--------------------------

1.  Wayne Boylston
2.  Leslie Jones
3.  John Miclot
4.  Jeff North
5.  Craig Reynolds
6.  Robert Tucker
7.  Arie Cohen

Split Dollar Life Insurance Agreements
--------------------------------------

1.  Wayne Boylston
2.  Joseph Cairo
3.  George Cavagnaro
4.  Andrew Coe
5.  Arie Cohen
6.  Leslie Jones
7.  John Miclot
8.  Jeff North
9.  Vincent Persano
10.  Craig Reynolds
11.  Gerry Richardson
12.  John Servidio
13.  Robert Tucker

                                                                      APPENDIX G

                      IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA


RESPIRONICS, INC.,               )
                                 )
                 Plaintiff,      )
                                 )   Civil Action No. 97-1156
          v.                     )
                                 )   Judge Lancaster
HEALTHDYNE TECHNOLOGIES, INC.    )
                                 )
                 Defendant.      )


                        STIPULATION AND [PROPOSED] ORDER
                        --------------------------------

          Plaintiff Respironics, Inc. ("Respironics") and Defendant Healthdyne Technologies, Inc. ("Healthdyne") (collectively "the parties") hereby AGREE and STIPULATE as follows:

          WHEREAS, on November 11, 1997 Respironics and Healthdyne announced that they had entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), pursuant to which Healthdyne will become a wholly owned subsidiary of Respironics. Therefore, assuming that the transaction is completed, the lawsuit will be resolved.

          WHEREAS, the transaction is subject to customary conditions, including regulatory approval, and it is expected to take several months for Respironics and Healthdyne to complete the transaction.

          THE PARTIES HEREBY STIPULATE THAT for purposes of judicial economy, the parties agree to stay this lawsuit and to take no further action with respect thereto pending consummation or termination of the transaction. If the transaction is completed, this lawsuit will be dismissed. If the transaction is not completed and the Reorganization Agreement is terminated for any reason, the parties hereby stipulate that the stay shall be lifted as of the date of termination of the Reorganization Agreement.

During the period of the stay, damages, if any, shall continue to accrue. The parties stipulate that the stay shall have no adverse impact on either party's claims, defense or other issues involved in this action, including, but not limited to, irreparable harm, or licensing considerations. In the event the transaction is not consummated, the respective parties' positions (with the exception of damages) shall be as they were as of the date of this stipulation, and shall be so deemed by the Court.


-----------------------------          -----------------------------
                                       George E. Faines
Frederick H. Colen                     Pa. I.D.
Pa. I.D. 21833                         Elizabeth L. Rabenold
Douglas E. Cameron                     Pa. I.D. 58039
Pa. I.D. 41644
Gene A. Tabachnick                     THORP, REED & ARMSTRONG
Pa. I.D. 73032                         One Riverfront Center
Barry J. Coyne                         Pittsburgh, PA 15222
Pa. I.D. 77007                         (412) 394-7711

REED SMITH SHAW & MCCLAY LLP
Mellon Square                          Of Counsel:
                                       -----------
435 Sixth Avenue                       Douglas D. Salyers
Pittsburgh, PA 15219-1886              John M. Bowler
(412) 288-4164/4104/3258/7211          Julia M. Gonzalez
                                       TROUTMAN SANDERS LLP
Counsel for Plaintiff                  Suite 5200, NationsBank Plaza
Respironics, Inc.                      600 Peachtree Street, N.E.
                                       Atlanta, GA  30308-2216
                                       (404) 885-3000

                                       Counsel for Defendant
                                       Healthdyne Technologies, Inc.

          IT IS SO ORDERED.


                                 BY:                                , J.
                                    --------------------------------
                                    Judge Gary L. Lancaster

                                                                      APPENDIX H


                         Healthdyne Technologies, Inc.
                             1225 Kennestone Circle
                              Marietta, GA  30066


                                         November ______, 1997


Respironics, Inc.
1501 Ardmore Boulevard
Pittsburgh, PA 15221

Gentlemen:

     The undersigned understands that Respironics, Inc. ("Respironics") is about to enter into an Agreement and Plan of Reorganization and an Agreement and Plan of Merger (collectively, the "Merger Agreements") with Healthdyne Technologies, Inc. ("Healthdyne") and RIGA, Inc. ("Merger Subsidiary"). The Merger Agreements provide for the merger of Merger Subsidiary into Healthdyne (the "Merger") and the conversion of outstanding shares of Healthdyne Common Stock into Respironics Common Stock in accordance with the formula therein set forth.

     In order to induce Respironics to enter into the Merger Agreements, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the Healthdyne Shareholders' Meeting contemplated by Section 6.3 of the Agreement and Plan of Reorganization and any adjournment or postponement thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Merger Agreements and the Merger the shares of Healthdyne Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Healthdyne Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). The undersigned further agrees that he will use his best efforts to cause any other shares of Healthdyne Common Stock over which he has or shares voting power to be voted in favor of the Merger Agreements and the Merger.

     The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreements in accordance with their terms, the undersigned will not, directly or indirectly:

          (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Healthdyne or any of its subsidiaries which would have the effect of any person other than Respironics or an affiliate acquiring control over Healthdyne, any of its subsidiaries or any substantial portion of the assets of Healthdyne or any of its subsidiaries. As used herein, the term "control" means (i) the ability to direct the voting of 35% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or
     (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

          (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than Respironics or an affiliate, (ii) to any person seeking to obtain control of Healthdyne, any of its subsidiaries or any substantial portion of the assets of Healthdyne or any of its subsidiaries or to any other person (other than Respironics or an affiliate) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

     It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Healthdyne or any of its subsidiaries. This agreement will terminate upon the earlier of consummation of the Merger of the termination of the Merger Agreements in accordance with their terms.


                                            Very truly yours,


                                            _______________________________



Accepted and Agreed to:
RESPIRONICS, INC.


By_____________________________

Title__________________________

Date:  November ______, 1997

                                                                      APPENDIX I


                               Respironics, Inc.
                               1501 Ardmore Blvd.
                             Pittsburgh, PA  15221

                                         November 8, 1997


Healthdyne Technologies, Inc.
1225 Kennestone Circle
Marietta, GA  30066

Gentlemen:

     The undersigned understands that Respironics, Inc. ("Respironics") is about to enter into an Agreement and Plan of Reorganization and an Agreement and Plan of Merger (collectively, the "Merger Agreements") with Healthdyne Technologies, Inc. ("Healthdyne") and RIGA, Inc. ("Merger Subsidiary"). The Merger Agreements provide for the merger of Merger Subsidiary into Healthdyne (the "Merger") and the conversion of outstanding shares of Healthdyne Common Stock into Respironics Common Stock in accordance with the formula therein set forth.

     In order to induce Healthdyne to enter into the Merger Agreements, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the Respironics Shareholders' Meeting contemplated by Section 6.3 of the Agreement and Plan of Reorganization and any adjournment thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Merger Agreements and the Merger the shares of Respironics Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Respironics Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). The undersigned further agrees that he will use his best efforts to cause any other shares of Respironics Common Stock over which he has or shares voting power to be voted in favor of the Merger Agreements and the Merger.

     The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreements in accordance with their terms, the undersigned will not, directly or indirectly:

          (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Respironics or any of its subsidiaries which would have the effect of any person acquiring control over Respironics, any of its subsidiaries or any substantial portion of the assets of Respironics or any of its subsidiaries. As used herein, the term "control" means (i) the ability to direct the voting of 35% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

          (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than Respironics or an affiliate, (ii) to any person seeking to obtain control of Respironics, any of its subsidiaries or any substantial portion of the assets of Respironics or any of its subsidiaries or to any other person under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

     It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Respironics or any of its subsidiaries. This agreement will terminate upon the earlier of consummation of the Merger or the termination of the Merger Agreement in accordance with their terms.


                                            Very truly yours,


                                            _______________________________






Accepted and Agreed to:
Healthdyne Technologies, Inc.


By_____________________________

Title__________________________

Date:  November ______, 1997

                                       2